Exhibit 10.1
[English Translation]

Term Loan Agreement

Dated as of October 29, 2018

By and Among

Borrower: Tokin Corporation

Lender: Sumitomo Mitsui Trust Bank Limited

Development Bank of Japan Inc.

The Tokyo Star Bank, Limited

Bangkok Bank Public Company Limited

Shinsei Bank, Limited

NEC Capital Solutions Limited

MUFG Bank, Ltd.

Arranger: Sumitomo Mitsui Trust Bank Limited

Co-arranger: Development Bank of Japan Inc.

Agent: Sumitomo Mitsui Trust Bank Limited

APPENDICES AND ATTACHMENTS

APPENDICES

Appendix 1	List of Parties
Appendix 2	Repayment Schedule

ATTACHMENTS

Attachment 1	Permitted Commitment Lines
Attachment 2	Form of Compliance Certificate
Attachment 3-1	Form of Financial Covenant Compliance Report
Attachment 3-2	Form of Borrower Parent Company’s Financial Related Event Report
Attachment 4	Qualified Assignee
Attachment 5-1	Form of Guarantee Letter (for TOKIN EMC Engineering Co., Ltd.)
Attachment 5-2	Form of Guarantee Letter (for KEMET Corporation)
Attachment 5-3	Form of Guarantee Letter (for Other Companies)
Attachment 6	Real Estate
Attachment 7	Lawsuit, Arbitration, Administrative Procedure, etc.
Attachment 8	Existing Security Interests and Guarantees etc.
Attachment 9	Permitted ICL Balances
Attachment 10	Calculation Method for Net Leverage Ratio, Operating Profit and Net Assets of Borrower Parent Company
Attachment 11	Calculation Method for EBITDA

TERM LOAN AGREEMENT

Tokin Corporation (hereinafter referred to as the “Borrower”); the financial institutions described in Appendix 1 of this Agreement (hereinafter respectively referred to as a “Lender”); and Sumitomo Mitsui Trust Bank, Limited (hereinafter referred to as the “Agent”), dated as of October 29, 2018, enter into the following Term Loan Agreement (hereinafter referred to as this “Agreement”).

1.	DEFINITIONS
In this Agreement, the following terms shall have the meanings provided for below, unless it is apparent that such terms mean otherwise in the context hereof.

1.1	“Accounting Term” (kessanki) means the period from the commencement day until the last day of a fiscal year.

1.2	“Agent Fee” (agent fee) means the fees that the Borrower shall pay to the Agent as separately agreed upon between the Borrower and the Agent.

1.3	“Agent Services” (agent gyomu) means the services provided for in the provisions of this Agreement whereby the Agent was entrusted by All Lenders to perform for the benefit of All Lenders.

1.4	“All Lenders” (zen kashitsukenin) means All Term Loan A Lenders and All Term Loan B Lenders, collectively.

1.5
“All Term Loan A Lenders” (term loan A zen-kashitsukenin) means, prior to the disbursement of Term Loan A, all Term Loan A Lenders, collectively, and, after the disbursement of Term Loan A, all Term Loan A Lenders having claims against Borrower for payment of the Outstanding Term Loan A Individual Loan, collectively.

1.6
“All Term Loan B Lenders” (term loan B zen-kashitsukenin) means, prior to the disbursement of Term Loan B, all Term Loan B Lenders, collectively, and, after the disbursement of Term Loan B, all Term Loan B Lenders having claims against Borrower for payment of the Outstanding Term Loan B Individual Loans, collectively.

1.7	“Applicable Interest Rate” (tekiyo-riritsu) means the Term Loan A Applicable Interest Rate and the Term Loan B Applicable Interest Rate, as applicable.

1.8	“Assignee” (yuzuriukenin) means the person who receives the assignment of the Loan Receivables in accordance with Clause 28.1.

1.9	“Assignee of the Borrower Subsidiaries (Share Collateral)” has the meaning ascribed to it in Clause 15.5

1.10	“Assigning Lender” (chii jotonin) has the meaning ascribed to it in Clause 27.2.

1.11	“Assignor” (yuzuriwatashinin) means the person who assigns the Loan Receivables in accordance with Clause 28.1.

1.12	“Borrower’s Breach of Obligations etc.” (kariirenin-to gimuihan-to) has the meaning ascribed to it in Clause 30.2(iii).

1.13	“Borrower Group Company(ies)” (kariirenin group gaisha) means Borrower and Borrower’s subsidiaries, individually or collectively.

1.14
“Borrower Material Subsidiaries” (kariirenin juyo ko-gaisha) means a subsidiary of the Borrower that fall under any of the following conditions. Condition (ii) is tested based on the Financial Covenant Compliance Report for the most recent fiscal year submitted by the Borrower; provided, however, that the Borrower Overseas Sales Companies shall not be included in the Borrower Material Subsidiaries until the end of December 2019 even if such Borrower Overseas Sales Companies meet condition (ii) or (iv) below.

(i)	a domestic subsidiary of the Borrower (other than NT Sales Co., Ltd. and Nippon Yttrium Co., Ltd.);

(ii)
a subsidiary of the Borrower whose EBITA calculated on the same basis as the consolidated EBITDA is to 10% or more of the consolidated EBITDA for the period with respect to the relevant Financial Covenant Compliance Report;

(iii)	a subsidiary of the Borrower which has a function to manufacture products; or

(iv)	a subsidiary of the Borrower whose gross assets (excluding intra-group assets) is 10% or more of the consolidated gross assets of the Borrower Group Companies.

1.15	“Borrower Overseas Sales Companies” (kariirenin kaigai hansha) means TOKIN America Inc, TOKIN Singapore, TOKIN Shanghai Co., Ltd., TOKIN Hong Kong Ltd., and TOKIN Taiwan Co., Ltd.

1.16	“Borrower Parent Company” (kariirenin oya-gaisha) means KEMET Corporation, a Delaware corporation.

1.17	“Borrower Parent Company, Etc.” means the Borrower Parent Company, KEC and KEMS, collectively.

1.18	“Borrower Parent Company’s Financial Related Event” (kariirenin oya-gaisha zaimuseigen-jiyu) means the events set forth in Clause 20.2(xi).

1.19
“Borrower Parent Company’s Financial Related Event Report” (kariirenin oya-gaisha zaimuseigen-jiyu hokokusho) means the report set forth in Clause 19.1(ii)(f) to be prepared in the form of Attachment 3-2.

1.20	“Borrower Subsidiaries (Guarantee)” (kariirenin ko-gaisha (hosho)) means the Borrower Overseas Sales Companies, TOKIN Electronics (Xiamen) Co., Ltd. and TOKIN EMC Engineering Co., Ltd.

1.21
“Borrower Subsidiaries (Share Collateral)” (kariirenin ko-gaisha (kabushiki tanpo)) means TOKIN Electronics (Thailand) Co., Ltd., TOKIN Electronics (Vietnam) Co., Ltd, TOKIN Electronics (Xiamen) Co., Ltd., TOKIN EMC Engineering Co., Ltd and the

Borrower Material Subsidiaries (with respect to the Borrower Overseas Sales Companies, limited to those which are Borrower Material Subsidiaries on or after July 1, 2020).

1.22	“Break Funding Cost” (seisankin) means Term Loan A Break Funding Cost and Term Loan B Break Funding Cost, individually or collectively.

1.23	“Business Day” (eigyobi) means any day other than those that are bank holidays under the Laws and Ordinances of Japan.

1.24	“Collateral” (tanpo mokutekibutsu) means properties and rights that are subject to the Security Interests.

1.25
“Commitment Ratio” (sanka-wariai) means prior to the disbursement of any of the Loans for each Lender, the ratio of the Individual Loan Amount associated with all Loans of such Lender against the total lending amount associated with all Loans, and after the disbursement of all Loans, the ratio of the principal amount in the Outstanding Individual Loan Money associated with all Loans of such Lender against the Total Loan Amount in the Outstanding Individual Loan Money associated with all Loans of such Lender.

1.26	“Compliance Certificate” (compliance certificate) means a document set forth in Clause 19.1(ii)(d) prepared in the form and with substance of Attachment 2.

1.27	“Costs Increased Lender” (zokahiyo-hassei-kashitsukenin) means a Lender that has incurred Increased Costs.

1.28	“Defaulted Obligations” (riko chitai saimu) has the meaning ascribed to it in Clause 11.1.

1.29
“Dilution” (kihakuka) means in a case where an issuer of shares has issued securities or rights (hereinafter referred to as “Potential Shareholding Rights” (senzaiteki kabushiki hoyuken) in this definition) which through the exercise of stock options (including stock options attached to convertible bonds) that allow the demand for delivery of shares, through the exercise of a put option on shares with put option or the invocation of a call option on class shares subject to class-wide call that would result in the delivery of shares of such issuer in exchange of acquisition, or through the exercise of other similar demand or right, shares of such issuer will be delivered, the state assuming that in accordance with the terms of such Potential Shareholding Rights all shares of such issuer have been issued or transferred to the holder of such Potential Shareholding Rights.

1.30	“Drawdown Date” (jikkobi) means the Term Loan A Drawdown Date and the Term Loan B Drawdown Date, individually or collectively.

1.31
“Due Date” (bensaikijitsu) means, with respect to the principal of Term Loan A, the Term Loan A Interim Principal Due Date and the Term Loan A Maturity Date; with respect to the principal of Term Loan B, the 0Term Loan B Maturity Date; with respect to interest associated with each Loan, each Interest Payment Date associated with each Term Loan; and with respect to other amounts, the date provided for as the date on which payments are due and payable in accordance with this Agreement.

1.32	“Due Time” (shiharai-jigen) means, if any Due Dates are provided for herein, 11:00 AM on such Due Date.

1.33	“EBITDA” means an amount calculated based on the formula set forth in Attachment 11.

1.34
“Exemption Event” (kashitsukefuno-jiyu) means (i) an outbreak of a natural disaster, war or terrorist attack, (ii) an interruption or difficulty in the electrical, communications or various settlement systems, (iii) any event that occurs within the Tokyo Interbank Market that disables loans in yen, and (iv) any other event which is equivalent to (i) through (iii) above and is not attributable to the Lenders that results in the Majority Lenders (if it is difficult to clarify the intention of the Majority Lenders, the Agent) reasonably determining that it is impossible for any or all of the Lenders to make the Loan.

1.35
“Existing KEMET Loans” (KEMET kizon kariirekin) means term loans in the aggregate principal amount of U.S. $323,437,500 (as of the Drawdown Date) outstanding under the Term Loan Agreement between KEMET and Bank of America Corporation existing as of the date of this Agreement.

1.36
“Existing Loans” (kizon kariirekin) means, with respect to Borrower Group Companies, all Financial Indebtedness (including bill discount line, corporate bonds and loan obligations pursuant to overdraft line and commitment line, but excluding lease obligations, instalment obligations, the loans under the Permitted ICL Agreements (Borrower Group Company) and other Financial Indebtedness that is permitted under this Agreement) not pursuant to the Loan-Related Agreements existing as of the Drawdown Date.

1.37
“Existing Commitment Lines” (kizon yushi-waku) means all credit lines (including bill discount lines, overdraft lines and commitment lines) not pursuant to the Loan-Related Agreements that exist with respect to Borrower Group Companies as of the Drawdown Date.

1.38
“Existing Security Interests and Guarantees etc.” (kizon tanpoken hosho to) means all security interests and guarantees (including keepwell agreements and other similar agreements, but excluding statutory liens (sakidori-tokken), rights of retention (ryuchi-ken), and other security interests that arise pursuant to Laws and Ordinances) not pursuant to the Loan-Related Agreements existing with respect to Borrower Group Companies as of the Drawdown Date.

1.39	“Financial Covenants” (zaimu seigen joko) means the provisions relating to restrictions on Borrower’s financial condition on a consolidated basis, as set forth in the items of Clause 19.2.

1.40	“Financial Covenant Compliance Report” (zaimu seigen joko no junshu jokyo hokokusho) means the report set forth in Clause 19.1(ii)(e) prepared in the form of Attachment 3-1.

1.41	“Financial Indebtedness” (kinyu saimu) means all (i) short-term loans, (ii) commercial paper, (iii) long-term loans (including any that will become due and payable within one year from the execution date of this Agreement), (iv) corporate bonds (including convertible bonds and convertible bonds with stock options), and (v) other debt obligations similar to any of (i) through (iv), that are not pursuant to the Loan-Related Agreements.

1.42	“Guarantee” (hon hosho) means a guarantee performed pursuant to the Guarantee Agreements.

1.43	“Guarantee Agreements” (hon hosho keiyaku) means guarantee letters in accordance with this Agreement, individually or collectively.

1.44	“Guarantee Claims” (hon hosho saiken) means claims associated with the Guarantee Obligations.

1.45	“Guarantee Obligations” (hon hosho saimu) means obligations which a Guarantor owes to Lenders pursuant to a Guarantee.

1.46	“Guarantor(s)” (hoshonin) means person who provide Guarantees pursuant to this Agreement, individually or collectively.

1.47
“Increased Costs” (zokahiyo) means the increased portion (the amount reasonably calculated by a Lender) of expenses, in cases where the expenses for the drawdown or holding of an Individual Loan, continuance of the Lending Obligations or preservation of the rights by such Lender are substantially increased (excluding any increase caused by a change in tax rates on taxable incomes of such Lender) due to, among other things, (i) any enactment or amendment of Laws and Ordinances, or any change in the interpretation or application thereof, (ii) establishment or increase in capital reserves, or (iii) any change in accounting regulations or practice, in each case after the Drawdown Date.

1.48	“Individual Loan” (kobetsu-kashitsuke) means Term Loan A Individual Loan and Term Loan B Individual Loan, individually or collectively.

1.49
“Individual Loan Money” (kobetsu-kashitsuke-jikkokin) means Term Loan A Individual Loan Money and Term Loan B Individual Loan Money, individually or collectively, and the “Individual Loan Amount” (kobetsu-kashitsuke-jikkokingaku) means Term Loan A Individual Loan Amount and Term Loan B Individual Loan Amount, individually or collectively.

1.50	“Individual Loan Money Reduced Amount” (kobetsu-kashitsuke-jikkokingaku-genshogaku) has the meaning ascribed to it in Clause 27.2(i).

1.51
“Initial Business Plan” (tosho jigyo keikaku) means the consolidated business plan for the Borrower Group Companies prepared by the Borrower and submitted to the Lenders through Agent on August 10, 2018.

1.52
“Initial Related Agreement(s)” (hon tosho kanren keiyaku) means (i) this Agreement and (ii) the Security Agreements, the Guarantee Agreements and the Permitted ICL Agreement to be executed prior to the disbursement of the Loans, individually or collectively.

1.53
“Insolvency Proceedings” (tosan tetsuzuki) means bankruptcy proceedings, corporate reorganization proceedings, special liquidation, civil rehabilitation proceedings, special mediation proceedings and other similar legal insolvency proceedings (including similar proceedings outside Japan).

1.54	“Interest Calculation Period” (risoku keisan kikan) means the Term Loan A Interest Calculation Period for Term Loan A, and the Term Loan B Interest Calculation Period for Term Loan B.

1.55	“Interest Payment Date” (riharaibi) means the Term Loan A Interest Payment Date for Term Loan A, and the Term Loan B Interest Payment Date for Term Loan B.

1.56	“KEC” means KEMET Electronics Corporation, a Delaware corporation.

1.57	“KEMS” means KEMET Electronics Marketing (S) Pte Ltd., a Singapore corporation.

1.58
“Laws and Ordinances” (horei-tou) means the treaties, laws, municipal ordinances, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives, and published policies of relevant authorities, which apply to this Agreement, the transactions pursuant hereto or the parties hereto.

1.59	“Lending Obligation” (kashitsuke-gimu) means Term Loan A Lending Obligation and Term Loan B Lending Obligation, individually or collectively.

1.60	“Loan Receivables” (kashitsuke-saiken) means claims associated with Term Loan A Individual Loan and Term Loan B Individual Loan, individually or collectively.

1.61	“Loan(s)” (hon-kashitsuke) means the Term Loan A and the Term Loan B, individually or collectively.

1.62	“Loan-Related Agreements” (hon kashitsuke kanren keiyaku) means this Agreement, the Security Agreements and the Guarantee Agreements, individually or collectively.

1.63	“Loan-Related Obligations” (hon kashitsuke kanren saimu) has the meaning ascribed to it in Clause 14.1.

1.64	“Loss” (songai-tou) means reasonable damage, losses and expenses (including reasonable out-of-pocket and documented attorneys’ fees) actually incurred.

1.65
“Majority Lender(s)” (tasu-kashitsukenin) means one or more Lenders whose Commitment Ratio(s) amount to no less than 50.1% or more in total as of the Intention Clarification Time. “Intention Clarification Time” means, in cases where the Lender determines that any event requiring instructions by All Lenders or the Majority Lenders has occurred, the point in time when the Agent receives notice in Clause 25.1(i), in cases where the Agent determines it necessary to clarify the intention of All Lenders or the Majority Lenders, the point in time when the Agent gives the notice provided for in Clause 25.2, and in cases where the Borrower determines it necessary to clarify the intention of All Lenders or the Majority Lenders, the point in time when the Agent receives notice in Clause 25.3.

1.66	“Maturity Date” (mankibi) means the Term Loan A Maturity Date and the Term Loan B Maturity Date, individually or collectively.

1.67	“New Subsidiaries” (shin-ko-gaisha) means subsidiaries defined in Clause 14.2.

1.68	“Outstanding Individual Loan Money” (kobetsu-kashituke-mibaraikin) means the Outstanding Term Loan A Individual Loan and Outstanding Term Loan B Individual Loan, individually and collectively.

1.69
“Outstanding Term Loan A Individual Loan” (term loan A kobetsu-kashituke-mibaraikin) means principal, interest and default interest associated with the Term Loan A Individual Loans, the Term Loan A Break Funding Cost, and any other monies which the Borrower is obligated to pay pursuant to this Agreement.

1.70
“Outstanding Term Loan B Individual Loan” (term loan B kobetsu-kashituke-mibaraikin) means principal, interest and default interest associated with the Term Loan B Individual Loans, the Term Loan B Break Funding Cost, and any other monies which the Borrower is obligated to pay pursuant to this Agreement.

1.71
“Parent Company” (oya-gaisha), “Subsidiary” (ko-gaisha) and “Affiliate” (kanren-gaisha) shall be as defined under Article 8 of the Regulation concerning Terminology, Forms and Method of Preparation of Financial Statements, etc.

1.72	“Permitted Commitment Lines” (kyoyo yushi-waku) means the lines of credit created for the Borrower Group Companies set forth in Attachment 1.

1.73	“Permitted ICL” (kyoyo ICL) means loans disbursed pursuant to the Permitted ICL Agreements.

1.74	“Permitted ICL Agreement(s)” (kyoyo ICL keiyaku) means the Permitted ICL Agreement (Borrower Parent Company) and the Permitted ICL Agreements (Borrower Group Company), individually or collectively.

1.75
“Permitted ICL Agreements (Borrower Group Company)” (kyoyo ICL keiyaku (kariirenin group gaisha)) means (i) the existing loan agreement already executed between the Borrower and TOKIN EMC Engineering Co., Ltd. as of the execution date of this Agreement (provided, however, that such loan agreement shall be amended in a way reasonably satisfactory to the Lenders and the loan amount, together with the loan under the loan agreements in item (ii) below, shall be limited to 300 million yen), and (ii) the existing loan agreements already executed between the Borrwer and TOKIN Europe GmbH as of the execution date of this Agreement (provided, however, that such loan agreement shall be amended in a way reasonably satisfactory to the Lenders and the loan amount, together with the loan under the loan agreements in item (i) above, shall be limited to 300 million yen), and (iii) a loan agreement to be executed in or around November 2018 between the Borrower and TOKIN EMC Engineering Co., Ltd. in the form and substance reasonably satisfactory to the Lenders (provided, however, that the amount of the loan shall be 400,000,000 yen or less and such loan shall be repaid in full by June 30, 2019).

1.76
“Permitted ICL Agreement (Borrower Parent Company)” (kyoyo ICL keiyaku (kariirenin oya-gaisha) means [the loan agreement to be executed by and between the Borrower and the Borrower Parent Company having form and content reasonably satisfactory to Lenders (no greater than [33 billion yen]; limited to the purpose of repayment of the Existing KEMET Loans)].

1.77
“Permitted Reorganization” (kyoyo soshiki-saihen) means (i) a merger between any of theBorrower’s Subsidiaries (excluding the Borrower Subsidiaries (Share Collateral); the same applies hereinafter unless otherwise provided) and the Borrower Parent Company, Etc., or between the Borrower’s Subsidiaries, (ii) a business assignment by any of the Borrower’s Subsidiaries to the Borrower Parent Company, Etc. or other Borrower’s Subsidiaries, (iii) an assignment or other disposal by the Borrower of shares of any of the Borrower’s Subsidiaries to the Borrower Parent Company, Etc. or other Borrower’s Subsidiaries, and (iv) a transfer or other disposal of the shares in TOKIN Electronics (Vietnam) Co., Ltd. and TOKIN Electronics (Xiamen) Co., Ltd. from TOKIN Singapore Pte. Ltd. to the Borrower Parent Company, Etc., the Borrower or any of the Borrower’s Subsidiaries (including Borrower Subsidiaries (Share Collateral)).

1.78
“Planned Guarantor(s)” (hoshonin yoteisha) means the entities that are who is obligated to provide the Guarantee at the present time and in the future pursuant to this Agreement ((i) such persons are the Borrower Parent Company and the Borrower Subsidiaries (Guarantee) as of the execution date of this Agreement, and (ii) in a case where the Borrower gives notice of a decision to the effect that a certain person will be added to the Guarantors pursuant to Clause 14.2, such person for the period from the time of such notice until such person submits a guarantee letter in accordance with Clause 14.2), individually or collectively.

1.79	“Qualified Assignee” (tekikaku jotosaki) means an assignee set forth in Attachment 4.

1.80
“Related Agreement(s)” (hon kanren keiyaku) means (1) prior to the disbursement of the Loan, the Initial Related Agreements and (2) after the disbursement of the Loan, (i) the Initial Related Agreements and (ii) the Security Agreements, the Guarantee Agreements and the Permitted ICL Agreements executed after the disbursement of the Loan, individually or collectively.

1.81
“Reports” (hokokusho-tou) means the financial statements etc. (balance sheet, profit-loss statement, statement of changes in net assets, notes to specific items, detailed statement, cashflow statement and business reports etc.) which Borrower and Guarantors submit pursuant to this Agreement.

1.82
“Security Agreement(s)” (hon tanpo keiyaku) means the respective security interest agreements relating to security interests created for each Lender in accordance with the provisions of Clause 15, individually or collectively.

1.83	“Security Interests” (hon tanpoken) means security interests created pursuant to the Security Agreements, individually or collectively.

1.84	“Security Provider” (tanpoken setteisha) has the meaning ascribed to it in Clause 15.5.

1.85	“Successive Lender” (chii jojunin) has the meaning ascribed to it in Clause 27.2.

1.86	“Syndicate Account” (syndicate koza) means the checking deposit account held by the Borrower.

1.87	“Taxes and Public Charges” (kosokoka-tou) means all public taxes or public charges including income taxes, corporate taxes and other taxes, which are applicable in Japan.

1.88
“Temporary Advancement” (tatekae-barai) means, with respect to the Borrower’s or any Guarantors’ repayment on a Due Date, the payment made by the Agent to the Lenders before the completion of the such Borrower’s or the Guarantors’ repayment of an amount equivalent to the amount to be distributed to the Lenders in accordance with Clause 17. The Borrower, the Guarantors or the Lenders shall not make any objection as to the Agent’s making the Temporary Advancement.

1.89
“Temporary Advancement Costs” (tatekae cost) means, in cases where the Agent makes a Temporary Advancement for each Loan, the amount calculated as the amount of Temporary Advancement, multiplied by (i) the Funding Rate, and (ii) the actual number of days of the Temporary Advancement Period. “Temporary Advancement Period” means the period commencing on the date that the Agent makes a Temporary Advancement related to such Loan and ending on the date that the Agent receives the amount of such Temporary Advancement, and the “Funding Rate” means the interest rate that the Agent reasonably determines as the interest rate to fund the amount of Temporary Advancement through the Temporary Advancement Period. The calculation method for such Temporary Advancement Costs shall be on a per diem basis, inclusive of first day and exclusive of last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

1.90	“Term Loan A” (term loan A kashitsuke) means all Term Loan A Individual Loans in the aggregate.

1.91	“Term Loan A Applicable Interest Rate” (term loan A tekiyo riritsu) means the Term Loan A Base Rate plus the Term Loan A Spread.

1.92
“Term Loan A Base Rate” (term loan A kijun kinri) means with respect to each Term Loan A Interest Calculation Period, the six-month (with respect to the first and last Term Loan A Interest Calculation Periods, a period corresponding to the relevant Term Loan A Interest Calculation Periods) (hereinafter referred to as “Term Loan A Base Rate Period” (term loan A kijun kinri kikan)) Japanese Yen TIBOR published by the JBA TIBOR Administration (page 17,097 of the Telerate or other page that may replace such page) at 11:00 a.m. or at the closest possible time to 11:00 a.m. that is after 11:00 a.m. on the second Business Day prior to the Interest Payment Date (with respect to the first Term Loan A Interest Calculation Period, the Term Loan A Drawdown Date) for the Term Loan A Interest Calculation Period immediately preceding such Term Loan A Interest Calculation Period. Provided, however, that if the interest rate for the relevant Term Loan A Base Rate Period is not displayed among the Japanese Yen TIBOR (page 17,097 of the Telerate or other page that may replace such page) published by the JBA TIBOR Administration, the Base Rate means the higher of (i) the interest rate for the shortest period displayed among the Japanese Yen TIBOR (page 17,097 of the Telerate or other page that may replace such page) published by the JBA TIBOR Administration that exceeds the relevant Term Loan A Base Rate Period or (ii) the interest rate for the longest period displayed among the Japanese Yen TIBOR (page 17,097 of the Telerate or other page that may replace such page) published by the JBA TIBOR Administration that does not exceed the relevant Term Loan A Base Rate Period (if the relevant Term Loan A Base Rate Period is less than one week, the interest rate for one week). Further, in cases where such interest rate is not published for some reason, this rate shall be the interest rate (indicated as an annual rate) reasonably decided by the Agent as the offered rate for yen lending transactions for a period corresponding to such Term Loan A Base Rate Period in the Tokyo Interbank Market as of 11:00 a.m. on the second Business Day prior to the Desired Drawdown Date or the time closet to 11:00 a.m. that is prior to 11:00 a.m. (with respect to the first Term Loan A Interest Calculation Period, the Term Loan A Drawdown Date) associated with the Term Loan A Interest Calculation Period immediately preceding such Term Loan A Interest Calculation Period. Provided, however, that in a case where such interest rate is less than zero, such interest rate shall be zero.

1.93
“Term Loan A Break Funding Cost” (term loan A seisankin) means, in a case where the principal of the Term Loan A Individual Loan is repaid or set off on a day other than a Term Loan A Interest Payment Date (including a case where GuaranteeObligations of any Guarantor of the principal of the relevant Term Loan A Individual Loan is repaid or set off; hereinafter the same in this paragraph), if the Term Loan A Reinvestment Rate falls below the Term Loan A Applicable Interest Rate as of the time of such repayment or set-off, the amount obtained by multiplying the principal amount thus repaid or set-off by (i) the difference between the Term Loan A Reinvestment Rate and such Term Loan A Applicable Interest Rate, and (ii) the actual number of days in the Term Loan A Remaining Period. “Term Loan A Remaining Period” means the period commencing on the day the repayment or set-off was made and ending on next Term Loan A Interest Payment Date, and “Term Loan A Reinvestment Rate” means the interest rate reasonably determined by the Term Loan A Lenders as the applicable interest rate assuming that the repaid or off-set principal amount will be reinvested in the Tokyo Interbank Market during the Term Loan A Remaining Period. Such Term Loan A Break Funding Cost shall be calculated for the relevant period by prorating assuming a 365-day year, inclusive of the first day and exclusive of the last day of the relevant period, with division to be performed last and fractions less than one yen to be discarded.

1.94
“Term Loan A Commitment Ratio” (term loan A sanka-wariai) means the principal amount of Outstanding Term Loan A Individual Loan for each Term Loan A Lender against the total principal amount of Outstanding Term Loan A Individual Loan of All Term Loan A Lenders.

1.95	“Term Loan A Drawdown Date” (term loan A kashitsuke jikkobi) means November 7, 2018.

1.96	“Term Loan A Individual Loan” (term loan A kobetsu kashitsuke) means the loans disbursed by individual Term Loan A Lenders pursuant to this Agreement.

1.97
“Term Loan A Individual Loan Money” (term loan A kobetsu kashitsuke jikkokin) means monies which the Term Loan A Lenders lend to the Borrower through the Term Loan A Individual Loans. “Term Loan A Individual Loan Amount” (term loan A kobetsu kashitsuke jikkokingaku) means the amount (in the case of a change in accordance with the provisions of Clause 27.2, the amount after such change) of the Term Loan A Individual Loan Money indicated in Appendix 1 hereto for a Term Loan A Lender.

1.98
“Term Loan A Interest Calculation Period” (term loan A risoku keisan kikan) means, initially, the period from the Term Loan A Drawdown Date until the first Term Loan A Interest Payment Date, and subsequently, each period from the immediately preceding Term Loan A Interest Payment Date until the next Term Loan A Interest Payment Date.

1.99
“Term Loan A Interest Payment Date” (term loan A riharaibi) means the interest payment dates for Term Loan A, which shall be the last day of March and September of each year in the period from the day following the Term Loan A Drawdown Date until Term Loan A Maturity Date, and the Term Loan A Maturity Date (if a Term Loan A Interest Payment Date falls on a day other than a Business Day, such Term Loan A Interest Payment Date shall be the following Business Day, and if such Business Day falls in the following month, it shall be the preceding Business Day).

1.100
“Term Loan A Interim Principal Due Date” (term loan A kichu ganpon bensaibi) means each date indicated in the Term Loan A Principal Due Date (term loan A ganpon bensaibi) column in the Payment Schedule of Appendix 2 hereto as a date on which principal in the amount indicated in the corresponding Term Loan A Principal Due Amount (term loan A ganpon bensai kingaku) column is due and payable (excluding the Term Loan A Maturity Date; if such date falls on a day other than a Business Day, it shall be the following Business Day, and if such following Business Day falls in the following month, it shall be the preceding Business Day).

1.101	“Term Loan A Lenders” (term loan A kashitsukenin) means the Lenders having Term a Loan A amount indicated in the Individual Loan Amount column of Appendix 1 hereto.

1.102	“Term Loan A Lending Obligation” (term loan A kashitsuke gimu) means the obligation of Term Loan A Lenders pursuant to Clause 2.1(1).

1.103
“Term Loan A Maturity Date” (term loan A mankibi) means the last day of September 2024 (if such day falls on a day other than a Business Day, the following Business Day, and if such following Business Day falls in the following month, the preceding Business Day).

1.104	“Term Loan A Spread” (term loan A spread) means 2.00% per annum.

1.105	“Term Loan B” (term loan B kashitsuke) means all Term Loan B Individual Loans in the aggregate.

1.106	“Term Loan B Applicable Interest Rate” (term loan B tekiyo riritsu) means the Term Loan B Base Rate plus the Term Loan B Spread.

1.107
“Term Loan B Base Rate” (term loan B kijun kinri) means with respect to each Term Loan B Interest Calculation Period, the six-month (with respect to the first and last Term Loan B Interest Calculation Periods, a period corresponding to the relevant Term Loan B Interest Calculation Periods) (hereinafter referred to as “Term Loan B Base Rate Period” (term loan A kijun kinri kikan)) Japanese Yen TIBOR published by the JBA TIBOR Administration (page 17,097 of the Telerate or other page that may replace such page) at 11:00 a.m. or at the closest possible time to 11:00 a.m. that is after 11:00 a.m. on the second Business Day prior to the Interest Payment Date (with respect to the first Term Loan B Interest Calculation Period, the Term Loan B Drawdown Date) for the Term Loan B Interest Calculation Period immediately preceding such Term Loan B Interest Calculation Period. Provided, however, that if the interest rate for the relevant Term Loan B Base Rate Period is not displayed among the Japanese Yen TIBOR (page 17,097 of the Telerate or other page that may replace such page) published by the JBA TIBOR Administration, the Base Rate means the higher of (i) the interest rate for the shortest period displayed among the Japanese Yen TIBOR (page 17,097 of the Telerate or other page that may replace such page) published by the JBA TIBOR Administration that exceeds the relevant Term Loan B Base Rate Period or (ii) the interest rate for the longest period displayed among the Japanese Yen TIBOR (page 17,097 of the Telerate or other page that may replace such page) published by the JBA TIBOR Administration that does not exceed the relevant Term Loan B Base Rate Period (if the relevant Term Loan B Base Rate Period is less than one week, the interest rate for one week). Further, in cases where such interest rate is not published for some reason, this rate shall be the interest rate (indicated as an annual rate) reasonably decided by the Agent as the offered rate for yen lending transactions for a period corresponding to such Term Loan B Base Rate Period in the Tokyo Interbank Market as of 11:00 a.m. on the second Business Day prior to the Desired Drawdown Date or the time closet to 11:00 a.m. that is prior to 11:00 a.m. (with respect to the first Term Loan B Interest Calculation Period, the Term Loan B Drawdown Date) associated with the Term Loan B Interest Calculation Period immediately preceding such Term Loan B Interest Calculation Period. Provided, however, that in a case where such interest rate is less than zero, such interest rate shall be zero.

1.108
“Term Loan B Break Funding Cost” (term loan B seisankin) means, in a case where the principal of Term Loan B Individual Loan is repaid or set off on a day other than a Term Loan B Interest Payment Date (including a case where Guarantee Obligations of any Guarantor of the principal of the relevant Term Loan B Individual Loan is repaid or set off; hereinafter the same in this paragraph), if the Term Loan B Reinvestment Rate falls below the Term Loan B Applicable Interest Rate as of the time of such repayment or set-off, the amount obtained by multiplying the principal amount thus repaid or set-off by (i) the difference between the Term Loan B Reinvestment Rate and such Term Loan B Applicable Interest Rate, and (ii) the actual number of days in the Term Loan B Remaining Period. “Term Loan B Remaining Period” means the period commencing on the day the repayment or set-off was made and ending on next Term Loan B Interest Payment Date, and “Term Loan B Reinvestment Rate” means the interest rate reasonably determined by the Term Loan B Lenders as the applicable interest rate assuming that the repaid or off-set principal amount will be reinvested in the Tokyo Interbank Market during the Term Loan B Remaining Period. Such Term Loan B Break Funding Cost shall be calculated for the relevant period by prorating assuming a 365-day year, inclusive of the first day and exclusive of the last day of the relevant period, with division to be performed last and fractions less than one yen to be discarded.

1.109	“Term Loan B Drawdown Date” (term loan B kashitsuke jikkobi) means November 7, 2018.

1.110	“Term Loan B Individual Loan” (term loan B kobetsu kashitsuke) means the loans to be disbursed by individual Term Loan B Lender pursuant to this Agreement.

1.111
“Term Loan B Individual Loan Money” (term loan B kobetsu kashitsuke jikkokin) means monies which the Term Loan B Lenders lend to the Borrower through the Term Loan B Individual Loans. “Term Loan B Individual Loan Amount” (term loan B kobetsu kashitsuke jikkokingaku) means the amount (in the case of a change in accordance with the provisions of Clause 27.2, the amount after such change) of Term Loan B Individual Loan Money indicated in Appendix 1 hereto for a Term Loan B Lender.

1.112
“Term Loan B Interest Calculation Period” (term loan B risoku keisan kikan) means, initially, the period from the Term Loan B Drawdown Date until the first Term Loan B Interest Payment Date, and subsequently, each period from the immediately preceding Term Loan B Interest Payment Date until the next Term Loan B Interest Payment Date.

1.113
“Term Loan B Interest Payment Date” (term loan B riharaibi) means the dates of interest payment dates for Term Loan B, which shall be the last day of March and September of each year in a period from the day following the Term Loan B Drawdown Date until the Term Loan B Maturity Date, and the Term Loan B Maturity Date (if a Term Loan B Interest Payment Date falls on a day other than a Business Day, such Term Loan B Interest Payment Date shall be the following Business Day, and if such Business Day falls in the following month, it shall be the preceding Business Day).

1.114	“Term Loan B Lenders” (term loan B kashitsukenin) means the Lenders having a Term Loan B amount indicated in the Individual Loan Amount column of Appendix 1 hereto.

1.115	“Term Loan B Lending Obligation” (term loan B kashitsuke gimu) means the obligation of the Term Loan B Lenders pursuant to Clause 2.1(1).

1.116
“Term Loan B Maturity Date” (term loan B mankibi) means the last day of September 2024 (if such day falls on a day other than a Business Day, the following Business Day, and if such following Business Day falls in the following month, the preceding Business Day).

1.117	“Term Loan B Spread” (term loan B spread) means 2.25% per annum.

1.118	“Third Party Security Provider(s)” (butsujo hoshonin) means a person other than the Borrower who creates a Security Interest pursuant to a Security Agreement, individually or collectively.

1.119	“TOKIN Singapore” means TOKIN Singapore Pte. Ltd., a Singaporean corporation.

1.120
“Total Loan Amount” (kashitsuke so-gaku) means, with respect to the Term Loan A, the total Term Loan A Individual Loan Amount, and with respect to the Term Loan B, the total Term Loan B Individual Loan Amount.

2.	RIGHTS AND OBLIGATIONS OF LENDERS

2.1
(i)    The Lenders shall, in accordance with this Agreement, each lend the Individual Loan Amount to the Borrower on the Drawdown Date if the requirements provided for in each item of Clause 4 are satisfied.

(ii)	The drawdown of the Loans shall be carried out in accordance with the provisions of this Agreement for each Term Loan A and Term Loan B

2.2	Unless otherwise provided for in this Agreement, each Lender may exercise its rights under this Agreement separately and independently.

2.3
Unless otherwise provided for in this Agreement, the obligations of each Lender under this Agreement shall be separate and independent, and a Lender shall not be released from its obligations under this Agreement for the reason that any of the other Lenders fails to perform such obligations. A Lender shall not be responsible for any failure of other Lenders to perform their obligations under this Agreement.

2.4
If with respect to an Individual Loan, a Lender, in breach of its Lending Obligation relating to such Individual Loan, fails to make such Individual Loan on the Drawdown Date for such Individual Loan, such Lender shall, upon request by the Borrower, immediately compensate the Borrower for all Loss incurred by the Borrower as a result of such breach; provided, however, that the maximum amount of such compensation to the Borrower for the Loss incurred shall be the difference between (i) the interest and other expenses that is required or would be required by the Borrower to be paid for the period from the Drawdown Date (inclusive) until the first Interest Payment Date for such Individual Loan (exclusive) if the Borrower separately makes a drawdown as a result of such Individual Loan’s failure to be made on the Drawdown Date, and (ii) the interest and other expenses that the Borrower would have been required pay for the period from the Drawdown Date (inclusive) until the first Interest Payment Date for such Individual Loan (exclusive) had such Individual Loan been made on the Drawdown Date.

3.	USE OF PROCEEDS
The Borrower shall use the money raised by the Loan solely for the purpose of making an intercompany loan to the Borrower Parent Company pursuant to the Permitted ICL Agreement to be used for repayment of the Existing KEMET Loans and payment of fees, costs and expenses in connection with this Agreement and the repayment of the Existing KEMET Loans. The Agent and each Lender shall not be obliged to confirm that the Borrower complies with this Clause.

4.	CONDITIONS PRECEDENT FOR MAKING OF LOANS
The Lender shall make an Individual Loan upon the condition (irrespective of whether or not notice in Clause 6.1 was given) that the conditions (excluding conditions which were waived) provided for in each of the following items are satisfied for each Loan on the Drawdown Date relating to the relevant Loan. The satisfaction of such conditions shall be determined individually by each Lender relating to the relevant Loan, and no Lender other than the Lender relating to the relevant Loan or the Agent shall be responsible for a Lender’s determination or refusal to make an Individual Loan.

(i)	No Exemption Event has occurred with respect to that Lender.

(ii)
All representations and warranties made pursuant to the Loan-Related Agreements by relevant parties to the Loan-Related Agreements are true and correct on the Drawdown Date, provided, however, that if the relevant provision is not subject to materiality or other similar qualifications, any breach which the Lender reasonably determines to be immaterial is excluded.

(iii)
The Borrower has not breached any provision of the Loan-Related Agreements, and there is no concrete threat that such breach may occur on or after the Drawdown Date, provided, however, that if the relevant provision is not subject to materiality or other similar qualifications, any breach or threat which the Lender reasonably determines to be immaterial is excluded.

(iv)	No consultation pursuant to the provisions of Clause 7.5 has been held.

(v)	The Borrower has submitted all of the following documents to the Agent and All Lenders, and the Agent and All Lenders are reasonably satisfied with the content thereof:

(a)
the certificate of seal registration of the representative of the Borrower who signs and affixes his seal to the Loan-Related Agreements (issued within three (3) months from the execution date of this Agreement);

(b)	a certificate of all past and present recorded matters (issued within three (3) months from the execution date of this Agreement);

(c)	a certified copy of the articles of incorporation (effective as of the execution date of this Agreement);

(d)	a certified copy of the registry of shareholders (effective as of the execution date of this Agreement);

(e)	provision of the seal or signature in the form designated by the Agent;

(f)
a certified copy of the minutes of the meeting of the board of directors of the Borrower that approved the execution of the Initial Related Agreements (to which it is a party; hereinafter the same in this Sub-item (f)) and the drawdown, the performance of the obligations and the execution of the transactions pursuant to the Initial Related Agreements; and

(g)
a certified copy of the Initial Related Agreements (excluding those to which any Lender is a party) (with respect to any loan agreement and other agreements that require a revenue stamp if copies of such agreements are certified, a copy will suffice).

(vi)	That Borrower has submitted all of the following documents relating to each Guarantor to the Agent and All Lenders, and the Agent and All Lenders are reasonably satisfied with their content thereof:
(If the Guarantor is a corporation under the laws of Japan)

(i)
the certificate of seal registration of the representative of the Guarantor who signs and affixes his seal to the Loan-Related Agreements (issued within three (3) months from the execution date of this Agreement);

(ii)	a certificate of all past and present recorded matters (issued within three (3) months from the execution date of this Agreement);

(iii)	a certified copy of the articles of incorporation (effective as of the execution date of this Agreement);

(iv)	a certified copy of the registry of shareholders (effective as of the execution date of this Agreement);

(v)	provision of the seal or signature in the form designated by the Agent; and

(vi)
a certified copy of the minutes of the meeting of the board of directors of the Guarantor that approved the execution of the Initial Related Agreements (to which it is a party; hereinafter the same in this Sub-item (f)) and the drawdown pursuant to the Initial Related Agreements;

(If the Guarantor is a corporation under any foreign laws)

(a)
the certificate of seal registration or the certificate of signature of the representative of the Guarantor who signs and affixes his seal to the Loan-Related Agreements (issued within three (3) months from the execution date of this Agreement);

(b)	an official document certifying the incorporation or formation of the Guarantor (issued within three (3) months from the execution date of this Agreement);

(c)	a certified copy of the articles of incorporation or documents equivalent thereto (effective as of the execution date of this Agreement);

(d)
other than with respect to the Borrower Parent Company, a certified copy of the registry of shareholders or documents equivalent thereto (effective as of the execution date of this Agreement) (certification by the Borrower shall suffice; the same applies in the case of a foreign corporation hereinafter);

(e)	provision of the seal or signature in the form designated by the Agent; and

(f)
a certified copy of the minutes of the meeting of the board of directors of the Guarantor that approved the execution of the Initial Related Agreements (limited to those to which it is a party; hereinafter the same in this Sub-item (f)) and the performance of the duties pursuant to the Initial Related Agreements (in the case where the relevant company does not have a board of directors as at the approval, a written decision by a director, minutes of shareholders meeting or a decision of other applicable corporate body).

5.	MAKING OF LOANS

5.1
If a Lender does not give notice pursuant to Clause 6.1, and all conditions provided for in each item of Clause 4 are satisfied on the Drawdown Date, the Lender shall, with respect to the Loan for which it owes a Lending Obligation, remit the Individual Loan Amount to the Syndicate Account by 11:00 am of the Drawdown Date. The Individual Loan shall be deemed to have been made by that Lender as of the time of the remittance to the Syndicate Account.

5.2
When the Loan is made pursuant to Clause 5.1, the Borrower shall immediately provide to the Agent a written receipt describing the amount of the Loan and the specifics of the Individual Loan. The Agent shall, upon receiving such receipt, promptly provide a copy thereof to the Lender who made the Individual Loan. The Agent shall retain the original receipt on behalf of that Lender until the Outstanding Individual Loan Money is repaid in full.

6.    REFUSAL TO MAKE LOANS

6.1
A Lender who decides not to make the Individual Loan for the reason that all or part of the conditions in Clause 4 are not satisfied (the “Non-Drawdown Lender”) may notify the Agent, the Borrower and all other Lenders of the Loan in respect of which the Lender decided not to make the Individual Loan of the decision with the reason affixed thereto by 10 o’clock of the Drawdown Date for the corresponding Loan; provided, however, that if, notwithstanding the satisfaction of all the conditions in Clause 4, the Individual Loan is not made, the Non-Drawdown Lender may not be released from liabilities arising from the breach of its Lending Obligations, and the Non-Drawdown Lender shall indemnify the Borrower’s Loss arising from the breach of its Lending Obligations within the scope of reasonable causation.

6.2
The Borrower shall be responsible for any Loss within the scope of reasonable causation incurred by the Non-Drawdown Lender or the Agent as a result of the failure to make the Individual Loan by that Non-Drawdown Lender; provided, however, that the foregoing shall not apply if the failure to make the Individual Loan constitutes a breach of the Non-Drawdown Lender’s Lending Obligations.

7.	INCREASED COSTS AND ILLEGALITY

7.1
A Costs Increased Lender may, by notifying the Borrower in writing via the Agent, request the Borrower to elect either to bear the Increased Costs or to repay the obligations to the Costs Increased Lender. The Borrower shall respond to such request within 10 Business Days from the day the response notice reaches the Borrower (inclusive; the “Increased Costs Request Arrival Date”) by giving written notice to the Costs Increased Lender via the Agent. If the response of the Borrower does not reach the Costs Increased Lender within 10 Business Days from the Increased Costs Request Arrival Date (inclusive), the expiration of that period shall be deemed as the response by the Borrower for electing to bear the Increased Costs.

7.2
If the Borrower elects to bear the Increased Costs in response to the Costs Increased Lender’s request in Clause 7.1 (including the case where it is deemed to elect to bear the Increased Costs pursuant to Clause 7.1), the Borrower shall pay, in accordance with the provisions of Clause 16, the Costs Increased Lender the money equivalent to such costs within 10 Business Days from the day the response by the Borrower for electing to bear the Increased Costs is made in accordance with Clause 7.1 (or, if it is deemed to elect to bear the Increased Costs pursuant to Clause 7.1, from the day that is the response due date under Clause 7.1).

7.3
If the Borrower elects to repay the obligations to the Costs Increased Lender in response to the request in Clause 7.1, the Borrower shall notify the Agent and All Lenders in writing of (a) the desire to repay the obligations to the Costs Increased Lender, and (b) the date the Borrower desires to repay such obligations (the “Desired Repayment Date”). The Desired Repayment Date must be a Business Day that falls within the period from not earlier than ten (10) Business Days to not later than fifteen (15) Business Days after the Borrower makes such notice. If the Costs Increased Lender incurs any Break Funding Cost, the Costs

Increased Lender shall notify the Agent of the amount of the Break Funding Cost by 2 Business Days prior to the Desired Repayment Date. After receiving such notice, the Agent shall notify the Borrower of the same by aBusiness Day prior to the Desired Repayment Date.

7.4
In the event that notice under the first sentence of Clause 7.3 is given by the Borrower, the Borrower shall not bear the Increased Costs, and pay to the Costs Increased Lender on the Desired Repayment Date, in accordance with the provisions of Clause 16, all obligations it owes to the Costs Increased Lender pursuant to this Agreement. The Borrower shall, at the same time as paying the principal of the Individual Loan pursuant to this paragraph, pay to the Costs Increased Lender the Accrued Interest on such principal and the Break Funding Cost notified by the Costs Increased Lender.

7.5
If the execution and performance of the Loan-Related Agreements and any transactions contemplated thereunder become contrary to any Laws and Ordinances binding upon any Lender, such Lender shall consult with the Borrower and all other Lenders through the Agent and determine measures to take. In this case, the Borrower and All Lenders excluding such Lender may not refuse the payment of all obligations owed by the Borrower to that Lender without reasonable cause.

8.	REPAYMENT OF PRINCIPAL

8.1
The Borrower shall, in accordance with the Repayment Schedule of Appendix 2 of this Agreement, pay to the Term Loan A Lender the principal of the Term Loan A in instalments on each Term Loan A Interim Principal Due Date and the Term Loan A Maturity Date in accordance with the provisions of Clause 16. The amount to be paid to a Term Loan A Lender on a Term Loan A Interim Principal Due Date shall be the amount of principal to be paid by the Borrower to all Term Loan A Lenders relating to the Term Loan A on the relevant Term Loan A Interim Principal Due Date multiplied by the Term Loan A Commitment Ratio of the relevant Term Loan A Lender after the drawdown of the Term Loan A on the Term Loan A Drawdown Date, and the amount to be paid to a Term Loan A Lender on the Term Loan A Maturity Date shall be the remaining principal amount of the Term Loan A Individual Loan payable to the Term Loan A Lender on the Term Loan A Maturity Date.

8.2	The Borrower shall pay to the Term Loan B Lenders the principal of the Term Loan B in lump sum on the Term Loan B Maturity Date in accordance with Clause 16.

9.	INTEREST

9.1
The Borrower shall pay to each Lender on each Interest Payment Date, which is final day of an Interest Calculation Period for the relevant Loan, in accordance with the provisions of Clause 16, the total amount of interest obtained by multiplying the principal amount of the Individual Loan of such Lender for such Interest Calculation Period by (i) the Applicable Interest Rate, and (ii) the actual number of days of the Interest Calculation Period.

9.2
The calculation method for interest in Clause 9.1 shall be on a per diem basis, inclusive of first day and exclusive of last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

10.	PREPAYMENT

10.1	[Intentionally Deleted]

10.2
If the Borrower desires to make a prepayment of all or part of the principal of each Loan (hereinafter referred to as the “Prepayment”) other than on a Due Date, the Borrower may make a prepayment by giving a written notice to the Agent by 8 Business Days prior to the date the Borrower desires to make the Prepayment (the “Desired Prepayment Date”), stating (a) the facility of the Loan the Borrower desires to prepay, (b) the principal amount of the Loan the Borrower desires to prepay (the all outstanding principal amount of such Loan or not less than 1 hundred million yen, in increments of 1 hundred million yen), (c) that the Borrower will pay in full on the Desired Prepayment Date, the interest (the “Accrued Interest”) on the principal amount desired to be prepaid that has accrued by the Desired Prepayment Date (inclusive) and (d) the Desired Prepayment Date. After receiving notice from the Borrower, the Agent shall notify All Lenders of the Loan in respect of which the Prepayment is to be made of Items (a) through (e) of this Clause 10.2 within the next Business Day

10.3
If the Prepayment is made in accordance with Clause 10.2 on the day other than the Payment Day of each Loan, all of the Lenders of the Loan in respect of which the Prepayment is to be made shall notify the Agent of the amount of the Break Funding Cost, if any, for the Loan in respect of which the Prepayment is to be made by 3 Business Days prior to the Desired Prepayment Date. After receiving such notice, the Agent shall notify the Borrower and the Guarantors of the same by 3 Business Days prior to the Desired Prepayment Date. The Borrower shall pay, in accordance with the provisions of Clause 16, the total of the principal, the Accrued Interest and the Break Funding Cost in respect of the Loan to be prepaid on the Desired Prepayment Date.

10.4
The Borrower will not be able to make the Prepayment with respect to the Term Loan A until and unless the obligation of the Term Loan B is fully repaid. Where the Prepayment of part of the principal of the Term Loan A is made in accordance with this clause, the application of the Prepayment to the principal shall be made from the principal which has the latest Due Date to the principal which has the earliest Due Date pursuant to the repayment schedule of Attachment 2.

11.	DEFAULT INTEREST

11.1
If the Borrower and the Guarantor default in the performance of its payment obligations under the Loan Related Agreements owing to a Lender or the Agent the Borrower shall, promptly upon the Agent’s written demand and in accordance with the provisions of Clause 16, for the period commencing on the day of receipt by the Borrower should perform such defaulted obligation (the “Defaulted Obligations”) of such written demand and ending on the day the Borrower performs all Defaulted Obligations, pay default interest calculated by multiplying the amount of any overdue principal, interest and fees by the Applicable Interest Rate plus 2% per annum.

11.2
The calculation method for default interest in Clause 14.1 shall be on a per diem basis, inclusive of first day and exclusive of last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

12.	AGENT FEE

The Borrower shall pay the Agent Fee to the Agent as separately agreed between the Borrower and the Agent, for the performance of the Agent Services provided for in this Agreement.

13.	EXPENSES; TAXES AND PUBLIC CHARGES

13.1
All reasonable and documented out-of-pocket expenses (with resepct to attorney’s fees, limited to reasonable and documented attorney’s fees of such attorney as retained by the Agent) incurred by the Agent in connection with the preparation and any revision or amendment of the Loan-Related Agreements and documents relating hereto, and all reasonable and documented out-of-pocket expenses (including reasonable and documented attorney’s fees) incurred in relation to the enforcement of the rights or the performance of the obligations by the Lender and the Agent pursuant to the Loan-Related Agreements shall be borne by the Borrower to the extent that it is not in violation of Laws and Ordinances. If any Lender or the Agent has paid these expenses in the place of the Borrower, the Borrower shall, promptly upon the Agent’s written request, pay the same in accordance with the provisions of Clause 16.

13.2
The stamp duties and any other similar Taxes and Public Charges incurred in relation to the preparation, amendment or enforcement of the Loan-Related Agreements and documents relating hereto shall be borne by the Borrower. If any Lender or the Agent has paid these Taxes and Public Charges in the place of the Borrower, the Borrower shall, promptly upon the Agent’s written request, pay the same in accordance with the provisions of Clause 16.

14.    GUARANTEE

14.1
(i) With respect to the Borrower Parent Company and TOKIN EMC Engineering Co., Ltd., on the Drawdown Date, (ii)with respect to TOKIN Electronics (Xiamen) Co., Ltd., by the day that six months have elapsed from the Drawdown Date, and (iii)with respect to the Borrower Overseas Sales Companies (limited to those that exsit as subsidiaries of the Borrower at the end of December 2019), by the end of December 2019 (for (ii) and (iii) above, with respect to any Planned Guarantor that is not a corporation under the laws of Japan regarding which it is learned that submission of a guarantee letter is practically and reasonably difficult, the submission of the guarantee letter by such Planned Guarantor may be exempted upon agreement between the Borrower and the Lenders through a good faith consultation), the Borrower shall cause each Planned Guarantor to prepare and affix its seal to a guarantee letter in the form of Attachment 5-1 through Atachment 5-3, providing that the relevant Planned Guarantor guarantees all obligations that the Borrower owes pursuant to the Loan-Related Agreements (“Loan-Related Obligations”), and by the submission date of the relevant guarantee letter, submit to the Agent and All Lenders through the Agent a copy of the relevant guarantee letter and the following documents (excluding any documents submitted to the Agent and the Lenders through the Agent pursuant to this Agreement before submission of the relevant guarantee letter, provided that the contents have not changed), and as soon as practically possible, cause the relevant Planned Guarantor to perform procedures necessary for the relevant Guarantee. With submission of such a guarantee letter, a Guarantee Agreement that guarantees the Borrower’s Loan-Related Obligations shall be deemed to have been formed. If any such Planned Guarantor is not a corporation under the laws of Japan, with respect to the documents of Item (a) through Item (e), if there are any documents that are equivalent or similar to the documents in such items, submission of such equivalent or similar documents shall suffice.

(i)	A certified copy of the articles of incorporation of the relevant Planned Guarantor;

(ii)	A certificate of all past and present recorded matters of the relevant Planned Guarantor (obtained within three (3) months before the submission date of the guarantee letter);

(iii)	A certificate of seal registration of the representative of the relevant Planned Guarantor (obtained within three (3) months before the submission date of the guarantee letter);

(iv)	The relevant Planned Guarantor’s seal or signature in the form designated by the Agent; and

(v)
(a) A certified copy of the resolutions of the board of directors of the relevant Planned Guarantor (if the relevant Planned Guarantor is not a company with a board of directors at the time of such approval, a directors’ decision letter, resolutions of shareholders, or other document that evidences the decision of an authorized organ), or (b) (if the decision-making organ is not a meeting body), a certificate prepared by the relevant Planned Guarantor’s representative having content reasonably satisfactory to the Lenders approving the Guarantee under the Guarantee Agreement.

14.2
If the Borrower or a Guarantor establishes or acquires a new Borrower Material Subsidiary (“New Subsidiary”) (including the case where an existing Subsidiary is determined to be a Borrower Material Subsidiary, in which case such Borrower Material Subsidiary is deemed to be acquired when such determination is made), and the Majority Lenders so reasonable demand, the Borrower or the Guarantors shall promptly comply with the Majority Lenders’ demand and cause such New Subsidiary to engage in the acts specified in the preceding paragraph, and guarantee the Loan-Related Obligations, provided that the provision of guarantee of a New Subsidiary may be exempt if it is confirmed that the provision of such guarantee is practically and reasonably difficult under local law or based on local practice. In such a case, the portions in Item (a) through Item (e) of the preceding paragraph referring to “the relevant Planned Guarantor” shall be amended to read as “the relevant New Subsidiary,” and if such New Subsidiary is not a corporation under the laws of Japan, if there are any documents that are equivalent or similar to the documents in such Item (a) through Item (e), submission of such equivalent or similar documents shall suffice.

14.3
If in accordance with the provisions of this Agreement, the status, rights and duties of any Lenders or the Agent are succeeded to by a third party, concurrently with such succession, the Borrower shall cause the Guarantors to consent in writing to the assignment by the Lenders and the Agent of their status, rights and duties under the Guarantee Agreements to such third party, and provide cooperation reasonably necessary; provided, however, that if the Majority Lenders demand, in lieu of causing the Guarantors to consent in writing pursuant to the first sentence of this paragraph, the Borrower shall cause the Guarantors to, concurrently with such succession (with respect to any Guarantor that is not a corporation under the laws of Japan regarding which it is learned that submission of a guarantee letter concurrently with such succession is practically and reasonably difficult, the submission of the guarantee letter may be postponed until a deadline agreed to by the Borrower and the Lender through good faith consultations or the submission of the guarantee letter may be exempted), the Borrower shall cause the Guarantors to newly prepare and affix their seals to a guarantee letter on the form of Attachment 5-1 through Attachment 5-3 providing that the relevant the Guarantor guarantees the Loan-Related Obligations, submit the same to the Agent, and submit to All Lenders through the Agent a copy of the relevant guarantee letters. In such a case, by the submission date of the relevant guarantee letters, the Borrower shall submit to the relevant assignee through the Agent the documents set forth in the items of

Paragraph 1 (excluding any documents submitted to the Agent and the Lenders through the Agent pursuant to this Agreement before the submission of the relevant guarantee letter if their contents have not changed). In a case where a Guarantor is not a corporation under the laws of Japan, if there are any documents that are equivalent or similar to the documents in Paragraph 1, Item (a) through Item (e), submission of such equivalent or similar documents shall suffice.

14.4
The Lenders and the Agent shall be entitled, without exercising their rights against the Borrower or any Guarantor and without any warning, to demand performance of the Guarantee Obligations by the Guarantors. Further, if because of Insolvency Proceedings related to the Borrower or any Guarantor, any payment by the Borrower or such Guarantor that has already been made pursuant to this Agreement is subject to avoidance or is nullified for any other reason or refunded, the Guarantors shall owe Guarantee Obligations for obligations related to such payment as if such payment had not been made but shall not be required to make any additional payment unless and until the amount is taken away from a Lender or the Agent.

14.5
Even if any security or Guarantee related to the Loan Obligations by any Lender or the Agent is changed or cancelled in whole or in part for such Lender’s or the Agent’s reasons, Guarantors shall not assert release from obligation against such Lender or the Agent, or lodge any other objections. Even if a Guarantor suffers damage from the foregoing, it shall not make any demand for compensation for damage against such Lender or the Agent.

14.6
If any Guarantor performs its Guarantee Obligations to any Lender or the Agent in whole or in part, while any transactions between the Borrower and any Lender or the Agent (not limited to a Lender or the Agent for whose benefit guarantee obligations were performed) are continuing, without the consent of All Lenders and the Agent with whom such transactions are continuing, the Guarantors shall not be entitled to exercise any rights obtained from the Lenders or the Agent through subrogation pursuant to the performance of such Guarantee Obligations. Upon request from a Lender or the Agent, the Guarantors shall assign its rights or the rank associated with its rights to such Lender or the Agent gratis. If the Borrower’s obligations pursuant to the Loan-Related Agreements are paid in full, such Lender or the Agent shall return such right or the rank associated with such rights in its possession at that point in time to such Guarantor gratis; provided, however, that, the Borrower or Guarantor shall bear reasonable costs necessary for such assignment or return.

14.7
If with respect to any transaction between the Borrower and any Lender or the Agent, any Guarantor has given a guarantee other than for the Guaranteed Obligations for the benefit of such Lender or the Agent, such guarantee shall not be changed from the bearing of the Guarantee Obligations. If with respect to any transaction between the Borrower and any Lender or the Agent, any Guarantor has given a revolving guarantee with a maximum amount for the benefit of such Lender or the Agent, the loan amount of such Lender shall be added to such maximum amount. If with respect to any transaction between the Borrower and any Lender or the Agent, any Guarantor provides guarantee for the benefit of such Lender or the Agent in the future, the same shall apply.

14.8
Each Guarantor shall not assert that the receivables of the Borrower or any other Guarantor due from any Lender or the Agent shall be set off against the obligations that are, or will be in the future, owed to such Lender or the Agent by the Borrower under this Agreement.

15.	SECURITY

15.1
In order to secure the performance of the Loan-Related Obligations, the Borrower shall, with respect to the following assets held by the Borrower, execute the relevant Security Agreements for each Lender having content and form reasonably satisfactory to All Lenders by the last day of December 2018 (with respect to the assets set forth in Item (1) below, by the last day of March 2019) (with respect to any assets regarding which it is learned that execution of relevant Security Agreements by such date are practically and reasonably difficult, the execution of the relevant Security Agreements may be postponed until a deadline agreed to by the Borrower and the Lenders through good faith consultations or the execution of the relevant Security Agreements may be exempted), and create first-rank security interests and complete procedures necessary for perfection (against third parties and obligors) in accordance with the schedule and contents set forth in such Security Agreements. The same will apply in a case where any of the following assets are subsequently acquired (including the case where an existing subsidiary is determined to be a Borrower Subsidiary (Share Collateral), in which case such Borrower Subsidiary (Share Collateral) is deemed to be acquired when such determination is made): the relevant Security Agreement or other applicable documents shall be executed promptly after any such asset is acquired, first-rank security interests shall be created thereupon, and procedures necessary for perfection (against third parties and obligors) shall be completed.

(i)	Shares of Borrower Subsidiaries (Share Collateral) held by the Borrower.

(ii)	Monetary claims (current, if any, and future claims) to the Borrower Parent Company pursuant to the Permitted ICL Agreement (Borrower Parent Company) held by Borrower.

(iii)	Real properties held by the Borrower set out in Attachment 6 (formal registration).

15.2
The Borrower shall, by the execution day of this Agreement and the day of Security Interest creation under this Clause 15, submit the following documents (excluding documents submitted to the Agent and Lenders pursuant to the provisions of this Agreement on or before such day of Security Interest creation which have not been changed) to the Agent and All Lenders through Agent.

(i)	Certified copies of the Borrower’s articles of incorporation, registry of shareholders and registry of lost share certificates (if any);

(ii)	The Borrower’s certificate of all past and present recorded matters (obtained within three (3) months before the creation of the Security Interest);

(iii)	The Borrower’s representative’s certificate of seal registration (obtained within three (3) months before the creation of the Security Interest);

(iv)	The Borrower’s signature or seal in form designated by the Agent; and

(v)	A certified copy of the minutes of the meeting of the board of directors of the Borrower approving the relevant security creation.

15.3
To secure the performance of the Loan-Related Obligations, with respect to 100 % of the Borrower’s shares held by KEC, the Borrower shall cause KEC to execute a related Security Agreement for each Lender having content and form reasonably satisfactory to All Lenders by the last day of December 2018, and create first-rank security interests and complete the procedures necessary for perfection (against third parties and obligors) in accordance with the schedule and terms set forth in the relevant Security Agreements. The same shall apply in a case where the Borrower’s shares are subsequently acquired; the relevant Security Agreement or other applicable documents shall be executed promptly after any such shares are acquired, first-rank security interests shall be created, and the procedures necessary for perfection (against third parties and obligors) shall be completed.

15.4
The Borrower shall, by the day of Security Interest creation in this Clause 15, cause KEC to submit the following documents (excluding documents submitted to the Agent and Lenders pursuant to the provisions of this Agreement on or before such day of security interest creation which have not been changed) to Agent and All Lenders through the Agent.

(i)	a certificate of the secretary or assistant secretary of KEC dated as of the date hereof, certifying that:

(a)
attached thereto is a true and complete copy of each of the certificate or articles of incorporation and the by-laws (or equivalent organizational documents), as applicable, of the KEC certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its incorporation or organization, as the case may be;

(a)
attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, managers, or other applicable governing body of KEC authorizing the execution, delivery and performance of this Agreement and the documents executed in connection with this Agreement; and

(b)	as to the incumbency and specimen signature of each officer executing any documents delivered in connection with this Agreement on behalf of KEC.

15.5
To secure the performance of the Loan-Related Obligations, with respect to all shares in the Borrower Subsidiaries (Share Collateral) held by TOKIN Singapore, the Borrower shall cause TOKIN Singapore to execute a related Security Agreement for each Lender having content and form reasonably satisfactory to All Lenders by the last day of March 2019, and create first-rank security interests and complete the procedures necessary for perfection (against third parties and obligors) in accordance with the schedule and terms set forth in the relevant Security Agreements. In the case where TOKIN Singapore transfers or otherwise disposes of the shares in the Borrower Subsidiaries (Share Collateral) held by it to the Borrower, the Borrower Parent Company, Etc. or a Subsidiary of the Borrower (hereinafter referred to as the “Assignee of the Borrower Subsidiaries (Share Collateral)”) as a result of a Permitted Reorganization, the Borrower shall cause such Assignee of the Borrower Subsidiaries (Share Collateral) to execute the relevant Security Agreements, create security interests and perform the procedures necessary for perfection with respect to all shares in the Borrower Subsidiaries (Share Collateral) held by such Assignee of the Borrower Subsidiaries (Share Collateral) pursuant to this Clause 15.5. The same shall apply in a case where the shares in the Borrower Subsidiaries (Share Collateral) are subsequently acquired by TOKIN Singapore or such Assignee of the Borrower Subsidiaries (Share Collateral); the relevant Security Agreement or other applicable documents shall be executed promptly after any such shares are acquired, first-rank security interests shall be created, and the procedures necessary for perfection (against third parties and obligors) shall be completed (such TOKIN Singapore or Assignee of the Borrower Subsidiaries (Share Collateral) which create security interests pursuant to this Clause 15.5, the “Security Provider”).

15.6
The Borrower shall, by the day of Security Interest creation under this Clause 15, cause the Security Provider to submit the following documents (excluding documents submitted to the Agent and Lenders pursuant to the provisions of this Agreement on or before such day of Security Interest creation which have not been changed) to the Agent and All Lenders through Agent. If any such Security Provider is not a corporation under the laws of Japan, with respect to the documents of Item (i) through Item (iii), if there are any documents that are equivalent or similar to the documents in such items, submission of such equivalent or similar documents shall suffice.

(i)	Certified copies of the Security Provider’s articles of incorporation, registry of shareholders and registry of lost share certificates (if any);

(ii)	The Security Provider’s certificate of all past and present recorded matters (obtained within three (3) months before the creation of the Security Interest);

(iii)	The Security Provider’s representative’s certificate of seal registration (obtained within three (3) months before the creation of the Security Interest);

(iv)	The Security Provider’s signature or seal in form designated by the Agent; and

(v)	A certified copy of the minutes of the meeting of the board of directors of the Security Provider approving the relevant security creation.

15.7
In accordance with the Security Agreement, the Borrower shall, and shall cause KEC and the Security Providers to create first-rank security interests for each Lender against the Collateral set forth in this Clause 15 having content reasonably satisfactory to All Lenders, and unless otherwise provided in the Security Agreement, shall perfect the same to the extent necessary. If transfer restrictions are attached to shares which are Collateral set forth in this Clause 15, the Borrower shall include, or cause the issuer of such shares to include, deemed approval provisions in its articles of incorporation by the day of security creation (inclusive) set forth in this Clause 15, and shall cause KEC and the Security Providers to cooperate to such action; provided, however, that with respect to shares of Subsidiaries incorporated outside of Japan, it is sufficient to take necessary measures to attain a similar purpose to the extent reasonably practical under Laws and Ordinances and business practice.

15.8
If a third party has succeeded to the status and rights and duties of a Lender hereunder in accordance with the provisions of this Agreement, concurrently with such succession, in order to perform the Loan-Related Obligations, the Borrower shall create on the Collateral that they possess which are the subjects of the first-rank security interests created pursuant to this Clause 15 security interests pari passu with the Security Interests, or consent in writing to such Lender’s transferring the Security Interests to such third party, and cooperate to the extent reasonably necessary. The Borrower shall submit a document evidencing the creation of such Security Interests and perform any other reasonably necessary acts, and shall cause KEC and the the Security Providers to do such acitons.

15.9	[Intentionally Deleted]

15.10	The Borrower shall cause KEC and the Security Provider to, comply with the provisions of the following items.

(i)
KEC and the Security Provider shall not exercise the right to claim reimbursement or subrogation rights against the Borrower obtained through the third party performance of the Borrower’s obligations or the foreclosure on any Security Interest which it created until all of the Borrower’s obligations pursuant to the Loan-Related Agreements are paid in full. Upon request from a Lender or the Agent, KEC or the Security Provider shall, as applicable, assign its rights or the rank associated with its rights to such Lender or the Agent gratis. If the Borrower’s obligations pursuant to the Loan-Related Agreements are paid in full, such Lender or the Agent shall return such right or the rank associated with such rights in its possession at that point in time to KEC or the Security Provider gratis; provided, however, that, the Borrower or Guarantor shall bear reasonable costs necessary for such assignment or return.

(ii)	KEC and the Security Provider shall not assert release from liability even if a Lender modifies or terminates other security or guarantee for the Loan-Related Obligations for its own reasons.

15.11
The distribution of monies (including monies received from voluntary sale instead of the foreclosure on security) received pursuant to Security Interests created under this Clause 15 to each Lender shall be subject to Clause 22.

16.	PERFORMANCE OF BORROWER’S AND GUARANTORS’ OBLIGATIONS

16.1
In order to repay the obligations under the Loan-Related Agreements, the Borrower and shall transfer the relevant amount to the Syndicate Account (i) by the Due Time, for those obligations the Due Date of which is provided for therein, or (ii) immediately upon the Agent’s request, for those obligations the Due Date of which is not provided for therein. In such cases, the obligations of the Borrower to the Agent or each Lender shall be deemed to have been performed upon the time of the Agent’s withdrawal of the relevant amount from the Syndicate Account. The Agent shall perform such withdrawal (i) on the Due Date, for those obligations the Due Date of which is provided for herein, (ii) on the Business Day following the transfer date, for those obligations the Due Date of which is not provided for herein, and (iii) shall not assume any other obligation. The Borrower shall grant to the Agent the authority to withdraw money from the Syndicate Account in accordance with Clause 18.1, and waives the right to cancel such entrustment (provided that such withdrawal from the Syndicate Account may be made without the Borrower submitting a payment request).

16.2
Unless otherwise provided for in this Agreement, a payment by the Borrower or the Guarantors directly to a Lender other than the Agent contrary to the provisions of the preceding paragraph of amounts owing under the Loan-Related Agreements shall not be deemed to constitute the due performance of obligations under the Loan-Related Agreements. In this case, the Lender receiving such payment shall immediately pay the money it receives to the Agent, and the obligations with respect to such money shall be deemed to have been performed upon the Agent’s receipt of such money. The Borrower may not perform its obligations under the Loan-Related Agreements by deed-in-lieu of performance (daibutsu bensai) unless the Agent and All Lenders give their prior written approval.

16.3
Payments made pursuant to Clause 20 shall be applied in the order provided for below; provided, however, that the provisions of Clause 17.4 shall apply if any obligation of the Borrower becomes immediately due and payable pursuant to Clause 20.

(i)
those expenses to be borne by the Borrower or a Guarantor under the Loan-Related Agreements, which the Agent has incurred in the place of the Borrower or a Guarantor, and the Agent Fee and the default interest imposed thereon;

(ii)	those expenses to be borne by the Borrower or a Guarantor under the Loan-Related Agreements, payable to a third party;

(iii)
those expenses to be borne by the Borrower or a Guarantor under the Loan-Related Agreements, which any Lender has incurred in place of the Borrower or a Guarantor and the default interest imposed thereon;

(iv)	the default interest (excluding the default interest provided for in Items (i) and (iii)) and the Break Funding Costs;

(v)	the interest on each Loan; and

(vi)	the principal of each Loan.

16.4
Upon the application in Clause 16.3, if the amount to be applied falls short of the amount outlined in any of the items thereunder, with respect to the first item not fully covered (the “Item Not Fully Covered”), the remaining amount, after the application to the item of the next highest order of priority, shall be applied after the proration in proportion to the amount of the individual payment obligations owed by the Borrower or a Guarantor regarding the Item Not Fully Covered, which have become due and payable. If with respect to the Item Not Fully Covered there are obligations relating to the multiple Loans, proration shall be made in proportion to the amount of the obligations for each such Loan.

16.5
Unless otherwise required by Laws and Ordinances, the Borrower and the Guarantors shall not deduct Taxes and Public Charges from the amount of obligations to be paid pursuant to the Loan-Related Agreements. If it is necessary to deduct Taxes and Public Charges from the amount payable by the Borrower and the Guarantors, the Borrower and the Guarantors shall additionally pay the amount necessary in order for the Lender or the Agent to be able to receive the amount that it would receive if no Taxes and Public Charges were imposed. In such cases, the Borrower and the Guarantors shall, within thirty (30) days from the date of payment, directly send to such Lender or the Agent the certificate of tax payment in relation to withholding taxes issued by the tax authorities or other competent governmental authorities in Japan.

17.	DISTRIBUTION TO LENDERS

17.1
If there still exists any remaining amounts after deducting the amounts equivalent to the amounts described in Clause 16.3(i) and Clause 16.3(ii) from the amounts withdrawn from the Syndicate Account pursuant to Clause 16.1, the Agent shall immediately distribute such remaining amounts to the Lenders in accordance with the provisions of this Clause 17; provided, however, that if such money was withdrawn from the Syndicate Account pursuant to Clause 7.2 or Clause 7.4, notwithstanding the provisions of this Clause 17, the Agent shall promptly distribute such money to the Costs Increased Lender.

17.2
If, prior to distribution by the Agent to the Lenders pursuant to this Clause 17, (a) an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) in relation to the Loan Receivables or the Guarantee Claims is served on the Borrower or the Guarantors, or (b) an assignment in relation to the Loan Receivables or the Guarantee Claims is made, the rights and obligations of the Borrower, the Guarantors, the Agent and the Lenders shall be regulated in accordance with the following provisions:

(i)

(a)	If the Agent completes the distribution to the Lenders pursuant to this Clause 17 before receiving notice from the Borrower or the Guarantors pursuant to

Clause 19.12 that it has received service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to the Loan Receivables or the Guarantee Claims:
In this case, even if the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae), the Borrower, the Guarantors, the Lenders or any other third party suffers Loss as a result of such distribution and the withdrawal from the Syndicate Account prior to such distribution by the Agent, the Agent shall not be liable in relation thereto, and the Borrower or the Guarantors shall deal with them at its own cost and liability. The Borrower or the Guarantors shall compensate the Agent for any Loss incurred by the Agent due to such withdrawal and distribution.

(b)
If the Agent, after the withdrawal from the Syndicate Account pursuant to Clause 16.1 and before the completion of the distributions to the Lenders pursuant to this Clause 17, receives notice from the Borrower or the Guarantors pursuant to Clause 19.12 that it has received service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to the Loan Receivables or the Guarantee Claims for which such distribution is made:

In this case, (1) with respect to the money relating to such notice, the Agent may withhold the distributions pursuant to this Clause 17, and may take other measures in the manner that the Agent deems reasonable; and (2) the Agent shall distribute to All Lenders other than the Lender subject to such notice, the money withdrawn from the Syndicate Account excluding those subject to such notice. If the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae), the Borrower, the Guarantors, the Lenders or any other third party suffers any Loss as a result of the measures by the Agent pursuant to (1) of this Item (b) or distribution and the withdrawal from the Syndicate Account prior to such distribution by the Agent pursuant to (2) of this Item (b), the Agent shall not be liable in relation thereto, and the Borrower or the Guarantors shall deal with them at its own cost and liability. The Borrower or the Guarantors shall compensate the Agent for any Loss incurred by the Agent due to such measures or withdrawal and distribution.

(c)
If the Agent receives notice from the Borrower or the Guarantors pursuant to Clause 19.12 that it has received service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) before the withdrawal from the Syndicate Account pursuant to Clause 16.1:

In this case, (1) with respect to the money relating to such notice, the Agent shall not make the withdrawal from the Syndicate Account pursuant to Clause 16.1; provided, however, that notwithstanding such notice, if the Agent has not received notice from the Borrower or the Guarantors pursuant to Clause 19.12 that it has received service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) by the Business Day immediately prior to the date of the Agent’s withdrawal, the Agent may, at its option, make the withdrawal from the Syndicate Account and the distributions, or with respect to the money relating to such notice, the Agent may withhold the distributions pursuant to this Clause 17, and may take other measures in the manner that the Agent deems reasonable, and (2) the Agent shall distribute to All Lenders other than the Lender subject to such notice, the money withdrawn from the Syndicate Account excluding those subject to such notice. If the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae), the Borrower, the Guarantors, the Lenders or any other third party suffers any Loss as a result of the distribution by the Agent pursuant to the proviso of (1) of this Item (c) and the withdrawal from the Syndicate Account prior to such distribution, the Agent shall not be liable in relation thereto, and the Borrower or the Guarantors shall deal with them at its own cost and liability. The Borrower or the Guarantors shall compensate the Agent for any Loss incurred by the Agent due to such withdrawal and distribution.

(ii)	If the Assignor and the Assignee, under joint names, notifies the Agent of an assignment of the Loan Receivables in accordance with Clause 28.2:
In this case, the Agent shall, after receiving these notices, immediately commence all administrative procedures necessary in order to treat such Assignee as the creditor of such Loan Receivables, and the Agent shall be exempt insofar as the Agent treats the previous Lender as the party in interest until the Agent notifies the Borrower, the Guarantors, the Assignor and the Assignee that such procedures have been completed. If the Assignee or any other third party suffers Loss due to such treatment by the Agent, the Agent shall not be liable in relation thereto, and the Borrower and the Assignor of such Loan Receivables shall deal with them at their own cost and liability. The Borrower, the Guarantors, and the Assignor of such Loan Receivables shall jointlycompensate the Agent for any Loss incurred by the Agent arising out of this Item (ii).

17.3
The distributions by the Agent to the Lenders shall be made in order, starting from Clause 16.3(iii) to Clause 16.3(vi). If there is an Item Not Fully Covered regarding the amounts to be distributed, the application and distribution with respect to such Item Not Fully Covered shall be made in accordance with the provisions of Clause 16.4.

17.4
Notwithstanding the provisions of Clause 16.3, Clause 16.4, and Clause 17.3, if the Borrower’s obligations hereunder become immediately due and payable pursuant to Clause 20, the Agent shall distribute the remaining amount after deducting the amounts described in Clause 16.3(i) and Clause 16.3(ii) from the amount paid by the Borrower, prorated in proportion to the ratio (or, if there is a change in the ratio of the amount of the obligations that the Borrower owes to each Lender under this Agreement by the time that such distribution is made, the ratio reasonably adjusted by the Agent) of the amount of the obligations that the Borrower owes to the Lenders under this Agreement at the time that such obligations become immediately due and payable, and the Agent shall not be liable to the extent that the Agent makes such distribution, in which case, the application shall be made in the order and method that the Lenders deems appropriate.

17.5
If the remittance of money by the Borrower or the Guarantors provided for in Clause 16.1 fails to be completed by the Due Time, the Agent shall be under no obligation to make the distributions provided for in Clause 17.1 on the same date. In such cases, the Agent shall make such distributions immediately after withdrawing by [3:00 PM] on the Business Day following the remittance from the Borrower or the Guarantors, and the Borrower or the Guarantors shall bear any Loss incurred by the Lender or the Agent in connection therewith.

17.6
Upon request from the Agent, and if such request is based on a reasonable cause, the Lenders receiving such request shall immediately notify the Agent of the amount (including specifics) of the receivables they hold against the Borrower or the Guarantors under the Loan-Related Agreements. In this case, the obligation of the Agent to make distributions provided for in Clause 17.1 shall arise at the time all such notices reach the Agent. In the case where a Lender delays this notice without reasonable cause, such Lender shall bear all Loss incurred by any Lender or the Agent due to such delay.

17.7
The Agent may make the distributions to Lenders by Temporary Advancement. Such Temporary Advancement does not correspond to the performance by the Borrower or the Guarantors of its obligations, and if a Temporary Advancement is made and the Borrower or the Guarantors fails to perform its obligations in relation to such Temporary Advancement by the Due Time, the Lender who received the distribution by Temporary Advancement pursuant to this Clause 17.7 shall, immediately upon the Agent’s request, reimburse to the Agent the amount of such Temporary Advancement that it received. The Lender shall, immediately upon the Agent’s request, pay to the Agent any Temporary Advancement Costs required in making such Temporary Advancement, per the amount of Temporary Advancement that it received. If the Lender pays such Temporary Advancement Costs to the Agent, the Borrower or the Guarantors shall compensate such Lender for such Temporary Advancement Costs.

18.	BORROWER’S REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to a Lender and the Agent that each of the following matters is true and correct as of the execution date of this Agreement and the Drawdown Date:

(i)	The Borrower and the Guarantors are corporations duly incorporated and validly existing under the law governing their incorporation.

(ii)
The execution and performance of the Loan-Related Agreements by the Borrower and the Guarantors and any transactions associated therewith are within the corporate purposes of the Borrower and the Guarantors, and the Borrower and the Guarantors have duly completed all procedures necessary therefor under the Laws and Ordinances, and the Articles of Incorporation and other internal company rules of the Borrower and the Guarantors.

(iii)
The execution and performance of the Loan-Related Agreements by the Borrower or the Guarantors and any transactions associated therewith do not result in (a) any violation of Laws and Ordinances which bind the Borrower or the Guarantors, (b) any breach of its Articles of Incorporation and other internal company rules of the Borrower or the Guarantors, and (c) any breach of a third-party contract to which the Borrower or the Guarantors is a party or which binds the Borrower or the Guarantors or the assets of the Borrower or the Guarantors, other than in the case of (a) or (c), of such violation or breach that is minor.

(iv)
The each person who signed or attached his/her name and seal to the Loan-Related Agreements on behalf of the Borrower or a Guarantor is authorised to sign or attach his/her name and seal to the Loan-Related Agreements as the representative of the

Borrower or such Guarantor by all procedures necessary pursuant to the Laws and Ordinances, Articles of Incorporation or other internal company rules of the Borrower or such Guarantor.

(v)
The Loan-Related Agreements constitute legal, valid and binding obligations of the Borrower and the Guarantors, and are enforceable against the Borrower and the Guarantors in accordance with the terms of the Loan-Related Agreements, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(vi)
All Reports prepared by the Borrower and the Borrower Parent Company are, in all material respects, accurately and duly prepared in accordance with the accounting standards which are generally accepted as fair and appropriate in the location of the headquarters, and if such Reports are required to be audited under the Laws and Ordinances, they have been audited as required.

(vii)
After the last day of the fiscal year ended on March 31, 2018, no material change, which will cause a deterioration of the business, assets, or financial condition of the Borrower Group Companies and the Borrower Parent Company, taken as a whole, described in the Reports prepared by the Borrower and the Borrower Parent Company for such fiscal year (if such Reports are required to be audited under the Laws and Ordinances, and have been otherwise audited, the audited Reports) and which materially adversely affect the performance of the obligations of the Borrower Group Companies and the Borrower Parent Company, taken as a whole, under the Loan-Related Agreements, has occurred.

(viii)
Except for those provided for in Attachment 7, no lawsuit, arbitration, administrative procedure, or any other dispute has commenced or is concretely likely to commence with respect to the Borrower and the Guarantors, taken as a whole, which is reasonably likely to materially cause adverse effects on the performance of their obligations under the Loan-Related Agreements.

(ix)
No matter provided for in the items of Clauses 20.1 or 20.2 has occurred or is concretely likely to occur, provided, however, that, for the items which provide for a grace period, the matters that are reasonably expected to be remedied within such grace period do not constitute a breach of this item.

(x)
No Borrower Group Companies have any Existing Commitment Lines or Existing Loans other than the Permitted Commitment Lines and the obligations relating thereto as of the Drawdown Date. Except for those provided for in Attachment 8, there are no Existing Security Interests and Guarantees etc. with respect to the Borrower Group Companies.

(xi)	The balances as of the Drawdown Date of the Permitted ICLs among the Borrower Group Companies are as specified in Attachment 9.

(xii)
Except for those pursuant to any Related Agreements and rights of retention (ryuchi-ken), statutory liens (sakidori-tokken), and other statutory collateral rights, none of the Borrower Group Companies has, to the benefit of itself or a third party, provided any guarantee, security, or other security interest; provided, however, that for the period until the Drawdown Date (inclusive), the Existing Security Interests and Guarantees etc. are excluded.

(xiii)
With the Guarantors’ provision to the Agent and the Lenders of the guarantee letter and the completion of the procedures set out in the guarantee letter, the Guarantee Agreements will take effect in accordance with the provisions of the guarantee letter.

(xiv)	The Security Interests created pursuant to the Security Agreements shall be perfected and be lawful, valid and assertible by the perfection and the completion of the procedures pursuant thereto.

(xv)
The ratio of voting rights in the Borrower held directly or indirectly by the Borrower Parent Company is 100% (after Dilution). For the purpose of this item (xv), the ratio of voting rights in the Borrower indirectly held by the Borrower Parent Company is the total of:

(x)
the product of (a) the ratio of voting rights in the Borrower held by a company which directly holds such voting rights (the “Company Directly Holding the Voting Rights”) multiplied by (b) the ratio of voting rights in the Company Directly Holding the Voting Rights directly held by the Borrower Parent Company; and

(y)
the product of (a) the ratio of voting rights in the Borrower held by the Company Directly Holding the Voting Rights multiplied by (b) the ratio of voting rights in the Company Directly Holding the Voting Rights indirectly held by the Borrower Parent Company, which is the product of the ratio of voting rights held by the Borrower Parent Company of a company whose shares are directly held by the Borrower Parent Company multiplied by each of the ratio of voting rights held by any other company between the Borrower Parent Company and the Company Directly Holding the Voting Rights of a company whose shares are directly held by such other company.

(xvi)	The Borrower, the Borrower Parent Company, and the Guarantors are not any of the following:

(a)	an organized crime group member

(i)
any organized crime group (boryokudan) (meaning a group a member of which (including a member of a member group of such group), in an organized or habitual way, is likely to encourage the committing of violent illegal acts or similar acts; the same applies hereinafter);

(ii)	any organized crime group member (boryokudan-in) (meaning a member of an organized crime group; the same applies hereinafter);

(iii)	any person for whom less than five (5) years have passed since it ceased to be an organized crime group member;

(iv)
any associated member of an organized crime group (boryokudan jun koseiin) (a person other than an organized crime group member who has a relationship with an organized crime group and is likely to perform violent unlawful acts or similar acts because of the influence of the organized crime group, or cooperates in, or is involved in, maintaining or operating the organized crime group by supplying funds, weapons, or other items to the organized crime group or an organized crime group member; the same applies hereinafter);

(v)
any corporation related to an organized crime group (boryokudan kankei kigyo) (meaning a corporation the management of which an organized crime group member is substantially involved in, a corporation which is operated by any associated or former member of an organized crime group and actively cooperates in, or is involved in, maintaining or operating an organized crime group such as by supplying funds, or a corporation which actively uses the organized crime group and cooperates in maintaining or operating an organized crime group in the performance of its business);

(vi)
any corporate racketeer (sokaiya) or other person (meaning a person who is likely to perform violent unlawful acts or similar acts in the pursuit of unjust profits against a corporation or other entity and threatens the safety of civil life, such as a corporate racketeer (sokaiya) or a corporate swindler (kaisha goro));

(vii)
any corporate swindler acting in the name of a social movement (shakai undo tou hyobo goro) (a person who is likely to perform violent unlawful acts or similar acts in the pursuit of unjust profits by pretending to represent or acting in the name of a social movement or political activity and threatens the safety of civil life);

(viii)
any organized crime group that utilizes specialized knowledge or similar organization (tokushu chino hanzai shudan) (meaning a group or individual, other than those listed in (i) through (vii) above, that plays a key part in structural injustice by using its powers or having a financial connection with an organized crime group backed by a relationship with organized crime group); or

(ix)	any anti-market force (meaning a stock speculator (shite suji), group that conducts fraudulent acts or any other person who conducts acts which inhibit sound economic activities)

(x)	any other person similar to (i) through (ix);

(b)	other relevant persons

(i)	any person who has a relationship in which a person who falls under (i) through (x) in (a) above (an “Organized Crime Group Member”) is deemed to control its management;

(ii)	any person who has a relationship in which an Organized Crime Group Member is deemed to be substantially involved in the management;

(iii)
any person who has a relationship in which it is deemed to wrongly use an Organized Crime Group Member for the purposes of seeking to obtain unfair profit for itself, its company or a third party, or causing damage to a third party, or for other such purposes;

(iv)	any person who has a relationship in which it is deemed to provide funds or benefits to an Organized Crime Group Member or otherwise be involved in an Organized Crime Group Member; or

(v)	a director or a person substantially involved in the management has a relationship with an Organized Crime Group Member that should be socially condemned.
19.    BORROWER’S AND GUARANTORS’ COVENANTS

19.1
The Borrower and the Guarantors each covenant to perform at their expense, the matters described in each of the following items on and after the execution date of the Loan-Related Agreements, and the Borrower and the Guarantors complete the performance of all of their obligations under the Loan-Related Agreements to each Lender and the Agent.

(i)	If any matter provided for in each item of Clause 20.1 or 20.2 has occurred, the Borrower shall promptly notify the Agent and All Lenders thereof.

(ii)
The Borrower (i) shall, and shall cause the Borrower Group Companies or the Borrower Parent Company to, prepare the following documents, and (ii) shall submit those to the Agent and All Lenders via the Agent by the following respective submission deadline.

(a)
Annual accounting documents (financial statements etc. audited by an audit corporation for the Accounting Term of the Borrower Parent Company (balance sheet and income statement)) (consolidated), and audited balance sheet, income statement, statement of changes in net assets, notes, supplementary statements, cash flow statements, and business Report, for the Accounting Term of the Borrower (consolidated and non-consolidated; however audit by an audit corporation is not required for (i) non-consolidated cash flow statements and business reports, and (ii) consolidated balance sheets, income statements, statements of changes in net assets, notes, supplementary statements, cash flow statements and business reports): within three (3) months after termination of the relevant Accounting Term and in all cases prepared under the accounting rules of the applicable jurisdiction of organization.

(b)	[Intentionally Deleted]

(c)
Quarterly accounting documents with respect to the first three (3) fiscal quarters (financial statements etc. for the quarterly settlement of the Borrower Parent Company (balance sheet and income statement)) (consolidated) and balance sheet, income statement, and cash flow statements, for the quarterly settlement of the Borrower (consolidated and non-consolidated; audit by an audit corporation is not required for both above): within two (2) months after termination of the relevant quarterly settlement and in all cases prepared under the accounting rules of the applicable jurisdiction of organization.

(d)	Compliance Certificate: within two (2) months after termination of each quarter of Borrower.

(e)	Financial Covenant Compliance Report: within two (2) months after termination of business year of Borrower.

(f)	Borrower Parent Company’s Financial Related Event Report: within three (3) months after termination of the fiscal year of the Borrower Parent Company.

(g)
List of balances in deposit accounts of the Borrower Group Companies separately by financial institution and bank account: a list as of the last day of each quarter, within 10 Business Days after the termination of the relevant quarter.

(iii)
Upon a reasonable request made by the Agent or a Lender through the Agent, the Borrower and the Guarantors shall promptly notify to the Agent of the general condition of the assets and businesses of the Borrower Group Companies, taken as a whole and provide any necessary benefits for the investigation with respect thereto.

(iv)
If any material adverse change has occurred, to the assets and businesses of the Borrower Parent Company or the Borrower Group Companies, taken as a whole, or if any lawsuit, arbitration, administrative procedure, or any other dispute, which will materially and adversely affect, or is concretely likely to materially and adversely affect, the performance of the obligations of the Borrower or the Guarantors, taken as a whole, under the Loan-Related Agreements, has commenced, or is concretely likely to commence, the Borrower and the Guarantors, as the case may be, shall promptly notify the Agent and All Lenders thereof.

(v)
If any of the items described in Clause 18 is found untrue (with respect to Clauses 18(ii) and 18(xii), when made in any material respect), the Borrower and the Guarantors shall promptly notify thereof to the Agent and All Lenders.

19.2	The Borrower shall comply with the following Financial Covenants.

(i)
The total amount of net assets on the Borrower’s consolidated balance sheet as of the end of a fiscal year of the Borrower starting from the fiscal year ending March 2019 (inclusive) shall be maintained at least 80% of the total net assets on a consolidated basis with the Borrower as parent company as of the end of the immediately preceding fiscal year (in calculating the total amount of the net assets, the foreign currency conversion adjustment account shall not be included in such calculation). Provided, however, that in case the total amount of net assets on the Borrower’s consolidated balance sheet for the fiscal year ending March 2019 falls below 80% of the total amount of net assets on a consolidated basis as of the end of the fiscal year ended March 2018, and if the amount equal to the total amount for acquisition of treasury shares and dividends carried out in March 2018 is added to the number of the net assets on the Borrower’s consolidated balance sheet for the Accounting Term ending March 2019, and the result is greater than 80% of the total amount of net assets on a consolidated basis as of the end of the Accounting Term ended March 2018, then this will not constitute a breach of this Item (i).

(ii)
The Borrower’s operating profit on a consolidated basis as of the end of a fiscal year starting with the fiscal year ending March 2019 (inclusive) shall not be negative for two consecutive fiscal years. In the event that the Borrower’s operating profit on a consolidated basis as of the end of an Accounting Term starting from the term ending March 2019 (inclusive) or the subsequent Accounting Term will be negative, the Initial Business Plan (if the Initial Business Plan has been changed with the Majority Lenders’ approval, this means such changed version) shall be changed to content reasonably satisfactory to the Lenders and submitted to the Agent, and shall obtain the approval of All Lenders.

19.3
The Borrower shall not bear, and shall not cause the Borrower Group Companies (other than the Borrower) to bear, without the prior written consent of the Majority Lenders, any new Financial Indebtedness other than the obligations permitted under this Agreement (including any Intercompany Loans pursuant to the Permitted ICL Agreements), the obligations under the Permitted Commitment Lines and obligations under the Related Agreements.

19.4
On and after the execution date of this Agreement, and until the Borrower and the Guarantors complete the performance of all of their obligations under Loan-Related Agreement with respect to each Lender and the Agent, the Borrower shall not offer, and shall not cause the Borrower Group Companies (other than the Borrower) to offer, without the prior written consent of the Lenders and the Agent, any security to secure its obligations in respect of of the Borrower, the Guarantors, or any third party, excluding (i) the creation of Security Interests pursuant to the Security Agreements and (ii) the creation of statutory liens (sakidori-tokken), possessory liens (ryuchi-ken), or other security interests arising pursuant to Laws and Ordinances. For the avoidance of doubt, this Clause 19.4 shall not prevent the Borrower Parent Company from offering any security to any third party.

19.5
On and after the execution date of this Agreement, and until the Borrower and the Guarantors complete the performance of all of their obligations under the Loan-Related Agreements with respect to each Lender and the Agent, the Borrower shall not bear, and shall not cause the Borrower Group Companies (other than the Borrower) to bear, without the prior written consent of the Majority Lenders, any new Guarantee Obligations (including obligations similar to guarantees) other than obligations pursuant to the Loan-Related Agreements and guarantees which are equivalent to the guarantees provided for in Attachment 8 and are provided in relation to the expiration of such guarantees.

19.6
The Borrower shall not make or maintain, and shall not cause the Borrower Group Companies (other than the Borrower) to make, without the prior written consent of the Majority Lenders, investments (excluding capital investment, but including tokumei kumiai investments, limited partnership investments, or other partnership investments) to another person (regardless of whether it is an individual or corporation or other organization, and including the Borrower Parent Company and the Borrower Group Companies) other than (i) investments made associated with the Permitted Reorganization and (ii) investments from the Borrower Group Companies (other than the Borrower) to the Borrower, or disburse loans (excluding (a) any loans pursuant to the Permitted ICL Agreements and (b) any loans made from the Borrower Group Companies (other than the Borrower) to the Borrower, but including all loans to the Borrower Parent Company and the Borrower Group Companies other than the loans in (a) and (b) above).

19.7	The Borrower shall maintain the ratio of voting rights in the Borrower held directly or indirectly by the Borrower Parent Company to be 100% (after the Dilution).

19.8
The Borrower shall, and shall cause the Borrower Group Companies (other than the Borrower) to, affirmatively covenant to be in compliance with matters described in the items below on or after the execution date of this Agreement and until the Borrower and the Guarantors complete the performance of all of their obligations under the Loan-Related Agreements to each Lender and the Agent:

(i)
The Borrower Group Companies will maintain licenses and other similar permits that are necessary to conduct their main business, and continue to carry out the business in compliance with all Laws and Ordinances, except where the failure to maintain cannot reasonably be expected to have a material adverse effect on the business or assets of the Borrower Group Companies, taken as a whole.

(ii)	The Borrower Group Companies will not change its primary business, except due to the Permitted Reorganization.

(iii)
The Borrower Group Companies will not, unless otherwise specified in the Laws and Ordinances, subordinate the payment of any of its debts under the Loan-Related Agreements to the payment of any unsecured debts (including any secured debts that will not be fully collected after the foreclosure sale of the security), or at least will treat them equally.

(iv)
Except with consent of the Agent and the Majority Lenders, with respect to the Borrower Group Companies, the Borrower Group Companies will not enter into any entity conversion (as defined in Article 2, Item (xxvi) of the Companies Act), merger, company split, share exchange, share transfer, assign (including an assignment for a sale and leaseback transaction) all or a part of its business or assets to a third party, decrease in capital amount, succeed to all or a part of the material business or assets of a third party, assign or dispose of the shares of any Subsidiary or Affiliate, or carry out acquisition of shares (including incorporation of a Subsidiary or Affiliate) accompanying a change of any Subsidiary or Affiliate, which has a material adverse effect on the performance of the obligations of the Borrower or the Guarantors under the Loan-Related Agreements, but excluding any of such conduct in relation to the Permitted Reorganization.

(v)	The Borrower Group Companies will not become an Organized Crime Group Member or any person listed in Clauses 18(xvi)(b)(i) through 18(xvi)(b)(v).

(vi)	The Borrower Group Companies will not conduct any of the following acts by itself or by using a third party:

(a)	violent demands;

(b)	unjust demands of a person that exceeds that person’s legal liability;

(c)	using threatening behaviour or violence in connection with a transaction;

(d)	damaging the Lender’s or the Agent’s credibility or obstructing the Lender’s or the Agent’s business by spreading rumours, using fraudulent means or using force; or

(e)	any other acts similar to (a) through (d) above.

19.9
The Borrower shall not bear, and shall not cause the Borrower Group Companies (other than the Borrower) to bear, without the prior written consent of the Majority Lenders, any lease obligations (regardless of whether they are on or off the balance sheet, but excluding obligations with respct to any rents and other relevant obligations under any lease of buildings or other real property) or instalment obligations totalling 500 million yen or greater on a balance basis as of the end of a fiscal year on a consolidated basis with Borrower as the parent company.

19.10
The Borrower shall not, and shall not cause the Borrower Group Companies (other than the Borrower) to (regardless of the reason such as paying dividends, buying back own shares, making an appropriation of surplus, disbursing loans, paying management advisory fee or other), deliver any funds to the Borrower Parent Company, excluding (i) payments of commission fees payable in the ordinary course of business (limited to the amount not exceeding the term and conditions of the arm’s length transactions), and (ii) loans pursuant to the Permitted ICL Agreement (Borrower Parent Company).

19.11
If the Borrower makes any amendment thereto, forgives any breach of duties, or waives its rights in relation to the Permitted ICL Agreement (Borrower Parent Company), the Borrower shall immediately notify the Agent of such action, along with the reason and background of such action.

19.12
If the Borrower receives any service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) with respect to the Loan Receivables, the Borrower shall immediately notify All Lenders through the Agent in writing, together with a photocopy of such order.

20.	ACCELERATION

20.1
If any of the events described in the items below has occurred, all of the Borrower’s and the Guarantors’ debts under the Loan-Related Agreements payable to All Lenders and the Agent shall automatically become due and payable without any notice or demand by a Lender or the Agent, and the Borrower and the Guarantors shall promptly pay the principal of all Loans and the interest and Break Funding Costs and any other payment obligation that the Borrower and the Guarantors owes pursuant to the Loan-Related Agreements in accordance with the provisions of Clause 16:

(i)
If any payment by the Borrower or a Guarantor has been suspended under aplicable Laws and Ordinances, or if a petition for Insolvency Proceedings has been filed against the Borrower or a Guarantor, provided, however, that this event of default is deemed not to occur retroactively if the Insolvency Proceedings are wihdrawn within 10 days (with respect to jurisdicitons other than Japan, 60 days) from the filing, provided, however, that the event of default is deemed not to occur retroactively if (i) (a) such petition has no basis or is abusive and such Borrower or Guarantor has disputed against it in good faith or (b) the Borrower reasonably determines such petition as inappropriate based on reasonable grounds and (ii) such petition is withdrawn within 10 Business Days (with respect to the Borrower Parent Company, 60 days) from the date of such petition;

(ii)
If the resolution for dissolution is adopted with respect to the Borrower or a Guarantor, or the Borrower or a Guarantor receives order of dissolution (excluding the dissolution upon merger or the dissolution after a business transfer which is a Permitted Reorganization);

(iii)	If the Borrower or a Guarantor abolishes its business, except where the Borrower or a Guarantor liquidates under the Permitted Reorganization; or

(iv)	[Intentionally Deleted];

(v)
If any order or notice of provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) (including any such procedure taken outside Japan) has been sent out, or any disposition that orders a service of an order of preservative attachment (hozen-sashiosae) or attachment (sashiosae) has been rendered, with respect to the deposit receivables or other receivables held by the Borrower or the Guarantors against a Lender. Provided, however, that in the case of attachment, the event of default is deemed not to occur retroactively if (i) release bonds are deposited within 10 Business Days after such order, or (ii) enforcement of such attachment is suspended or revoked within 10 Business Days after such order.

20.2
If any of the events described in the items below has occurred, all of the Borrower’s or the Guarantors’ debts under the Loan-Related Agreements payable to All Lenders and the Agent shall become due and payable upon notice to the Borrower, from the Agent, after request by the Majority Lenders, and the Borrower or the Guarantors, shall immediately pay the principal of all Loans and the interest and Break Funding Costs and any other payment obligation that the Borrower or the Guarantors owe pursuant to this Agreement in accordance with the provisions of Clause 16:

(i)
If the Borrower or the Guarantors have defaulted in performing when due its payment obligations, whether under the Loan-Related Agreements or not, payable to a Lender or the Agent in whole or in part, except where (i) such default was due to an administrative or technical misconduct without the Borrower’s willful conduct or gross negligence and (ii) the payment is made within 3 Business Days after the due date ;

(ii)
If any representations and warranties made pursuant to the Loan-Related Agreements has been found to be untrue in any material respect (limiting to the cases where such breach is curable and not being cured within 15 Business Days after such breach);

(iii)
Except for the cases described in the preceding two (2) items, if the Borrower, the Third Party Security Provider, or the Guarantors breached any of its obligations under the Loan-Related Agreements; provided, however, that if such breach is able to be resolved or remedied (excluding the breach of Clause 19.8(v) or 19.8(vi)), only if such breach has not been remedied for 15 or more Business Days from the date of such breach;

(iv)
If any order or notice of attachment (sashiosae), provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or provisional disposition (kari-shobun) (including similar procedure taken outside Japan) has been sent out or auction procedures (keibaitetsuzuki) have been commenced with respect to Collateral offered by the Borrower or by the Third Party Security Provider. Provided, however, that in the case of attachment, this event of default is deemed not to occur retroactively if (i) release bonds are deposited within 10 Business Days after such order, or (ii) enforcement of such attachment is suspended or revoked within 20 days (60 days for the U.S.)after such order.;

(v)	if a petition of specific conciliation (tokutei-chotei) has been filed against the Borrower or the Guarantors;

(vi)
If any of the outstanding corporate bonds (with repect to the Borrower Parent Company, limited to the aggregate outstanding principal amount equal to or greater than U.S. $10,000,000) issued by the Borrower or the Guarantors have been accelerated, provided, however, that, with repect to the Borrower Parent Company, this event of default is deemed not to occur retroactively if such circumstances are cured within 3 Business Days;

(vii)
(a) If all or part of the Borrower’s or the Guarantors’ Financial Indebtedness (excluding any Financial Indebtedness with respect to corporate bonds and any Financial Indebtedness the creditor of which is the Borrower Parent Company or its Subsidiary, and with respect to the Borrower Parent Company, limited to the aggregate outstanding principal amount equal to or greater than U.S. $10,000,000) other than those under the Loan-Related Agreements has been delayed or has been accelerated; or (b) if any of the Borrower’s or the Guarantors’ guarantee obligations for the Financial Indebtedness of a third party (including Financial Indebtedness with respect to corporate bonds issued by a third party) (with respect to guarantee obligations of the Borrower Parent Company, limited to the guarantee obligations equal to or greater than U.S. $10,000,000 in the total payment amount) has become due and payable, and the Borrower or the Guarantors are unable to perform such obligations; provided, however, that, with repect to the Borrower Parent Company and the Subsidiaries of the Borrower (other than Japanese Subsidiaries), this event of default is deemed not to occur retroactively if such circumstances are cured within 7 Business Days;

(viii)
If all or part of the Borrower’s or the Guarantors’ non-financial indebtedness (excluding any non-financial indebtedness the creditor of which is the Borrower Parent Company or its Subsidiary, and with respect to the Borrower Parent Company, limited to the aggregate outstanding principal amount equal to or greater than U.S. $10,000,000, and with respect to the Borrower and other Guarantors collectively, limited to the aggregate outstanding principal amount equal to or greater than U.S. $10,000,000) other than those under the Loan-Related Agreements has been delayed or has been accelerated; or if any of the Borrower’s or the Guarantors’ guarantee obligations for non-financial indebtedness of a third party (with respect to the Borrower Parent Company, limited to the guarantee obligations equal to or greater than U.S. $10,000,000, and with respect to the Borrower and other Guarantors collectively, limited to the guarantee obligations equal to or greater than U.S. $10,000,000) has become due and payable, and the Borrower or the Guarantors are unable to perform such obligations, provided, however, that, with respect to the Borrower Parent Company and the Subsidiaries of the Borrower (other than Japanese Subsidiaries), this event of default is deemed not to occur retroactively if such circumstances are cured within 7 Business Days. In addition, in the case where the Borrower or a Guarantor is disputing against the obligee of such non-financial indebtedness based on a reasonable basis in respect of non-financial indebtedness, including matters related to the existence, amounts, a due date for payments of such non-finaicial indebtedness, during the pendency of the dispute, the absence of the payment of such non-financial indebtedness shall not constitute an event of default under this item;

(ix)
If the Borrower or the Guarantors have suspended its business (excluding where the Borrower or a Guarantor liquidates under the Permitted Reorganization), determined to suspend or abolish its business, or received dispositions such as suspension of business or others from the competent government authority;

(x)
If any check or note in the amount issued by the Borrower or the Guarantor has been dishonored for the first time in Japan, if densai.net Co., Ltd. has recorded that the Borrower’s or the Guarantor’s electronically recorded monetary claims under Japanese Law become insolvent, or if other Electric Monetary Claim Recording Institutions (as defined in Article 2, Paragraph 2 of the Electronically Monetary Recorded Claims Act of Japan; the same shall apply hereinafter) have taken equivalent procedures; except for in the case of handling mistake made by a Japanese clearing house or densai.net Co., Ltd. or other Electric Monetary Claim Recording Institutions; or

(xi)
If any of the following events has occurred with respect to the Borrower Parent Company (provided that, the net leverage ratio, the amount of operating profit and the amount of net assets shall be calculated in accordance with Attachment 10 on a consolidated basis ):

(a)	The consolidated net leverage ratio of the Borrower Parent Company as of each fiscal year starting with the fiscal year ending March 2019 exceeds 1.5.

(b)	The consolidated operating profit of the Borrower Parent Company as of each fiscal year starting with the fiscal year ending March 2019) is negative for two (2) consecutive fiscal years.

(c)
The amount of consolidated net assets of the Borrower Parent Company as of any fiscal year starting with the fiscal ending March 2019 falls below 80% of the amount of the consolidated net assets as of the end of the immediately preceding fiscal year.

20.3
If the notice dispatched pursuant to Clause 20.2 has been delayed or has not been delivered to the Borrower or the Guarantors due to fault of the Borrower or the Guarantors, all of the Borrower’s debts under the Loan-Related Agreements shall become due and payable by the time such request or notice should have been delivered to the Borrower, and the Borrower shall promptly pay the principal of all Loans and the interest and Break Funding Costs and any other payment obligations that the Borrower owes pursuant to this the Loan-Related Agreements, in accordance with the provisions of Clause 16.

20.4
If a Lender has become aware of the occurrence of any events provided for in Clauses 20.1(i) through 20.1(v) or items of 20.2, the Lender shall promptly notify the Agent of such occurrence, and the Agent shall notify all other Lenders of the occurrence of such events. In the case of the occurrence of an event described in Cause 20.1(v), if a Lender has become aware of the occurrence of such event, the Lender shall promptly notify the Borrower, the Guarantors, all other Lenders and the Agent of the occurrence of such event.

21.	SET-OFF

21.1
When the Borrower or the Guarantors are required to perform its obligations to the Agent or a Lender upon their Due Date, upon acceleration or otherwise, (a) the Agent or the Lender may set off the receivables it has against the Borrower or the Guarantors, as the case may be, under the Loan-Related Agreements against its deposit obligations, obligations under the insurance contract or other obligations owed to the Borrower whether or not such obligations are due and payable, regardless of the provisions of Clause 16.2, and (b) the Agent or the Lender may also omit giving prior notice and following established procedures, may take the deposited amount on behalf of the Borrower or the Guarantors, and apply this amount to the payment of obligations. The interest, Break Funding Costs and default interest and others for the receivables and obligations involved in such a set-off or application to payment shall be calculated as the receivables and obligations are deemed to be extinguished on the date of such calculation, and in such calculation, the interest rate or default interest rate shall be in accordance with each agreement providing for such interest rate or default interest rate, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Agent or the Lender, shall be applied. If the amount to be set-off or applied to payment is not sufficient to extinguish all of the Borrower’s debts, the Agent or the Lender may apply such set-off amount in the order and method it deems appropriate, and the Borrower and the Guarantors shall not object to such application.

21.2
The Borrower and the Guarantors may, if the receivables the Agent or the Lender has against the Borrower or the Guarantors under the Loan-Related Agreements become due, and if it is necessary for the Borrower to preserve its deposit receivables, receivables under the insurance contract or any other receivables that it has against the Agent or a Lender that became due, set off such receivables against its obligations owed to the Lender under this Agreement, regardless of the provisions of Clause 16.2. In this case, the Borrower and the Guarantors shall give written set-off notice to the Agent or the Lender and promptly submit to the Agent or the Lender the receivable certificates for the deposit receivables, receivables under the insurance contract or other receivables being set-off and the passbook impressed with the seal of the seal impression submitted. The interest and default interest for the receivables and obligations involved in such a set-off shall be calculated as the receivables and obligations are deemed to be extinguished on the day of receipt of such set-off notice, and in such calculation, the interest rate or default interest rate shall be in accordance with each agreement providing for such interest rate or default interest rate, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Agent or the Lender, shall be applied. If the Borrower’s receivables to be set-off are not sufficient to extinguish all of its debts, the Borrower may apply such set-off amount in the order and method it deems appropriate; provided, however, that if the Borrower does not instruct such order or method, any such amounts may be applied in the order and method deemed appropriate by the Agent or each Lender, and the Borrower and the Guarantors shall not object to such application.

21.3
If the principal of the Individual Loan is extinguished due to the performance of a set-off pursuant to Clause 21.1, and if the date of calculation in the case described in Clause 21.1 is the day other than the Interest Payment Date of such Individual Loan, the Borrower and the Guarantors shall, at the same time of such set-off, pay in accordance with the provisions of Clause 16 to each Lender of such Individual Loan the Accrued Interest and the Break Funding Costs for the Individual Loan to be extinguished due to the performance of the set-off. Each Lender of such Individual Loan shall promptly notify the Agent of the amount of the Break Funding Costs for such Individual Loan after the set-off, and the Agent shall promptly notify the Borrower of such amount after the receipt of such notice.

22.	ARRANGEMENTS AMONG LENDERS

22.1
If a set-off or application to payment is performed by a Lender pursuant to Clause 21.1 (such Lender, hereafter, a “Setting-off Lender”), the Lender and the Agent shall make arrangements with each other by way of assigning receivables pursuant to the procedures described in the items below; provided, however, that if All Lenders and the Agent agree that the Lender and the Agent make arrangements with each other by the procedures other than those described in the items below, or if the Agent determines at its discretion that the Lender and the Agent will make arrangements with each other by other procedures, the Lender and the Agent shall make arrangements with each other in accordance with such agreement or determination:

(i)
The Agent shall specify the Loan Receivables that the Agent or the Lender other than a Setting-off Lender (the “Non Setting-off Lender”) should have received in accordance with the provisions of Clauses 17.1 through 17.4 assuming that the amount of debt obligations, which has been extinguished due to the performance of a set-off or application to payment, had been paid to the Agent, and shall calculate the amount of such Loan Receivables.

(ii)
The Setting-off Lender shall purchase from the Non Setting-off Lender the Loan Receivables of the amount equivalent to the amount calculated by the Agent pursuant to the preceding item from and among the Loan Receivables of the Non Setting-off Lender specified by the Agent pursuant to the preceding item at their face value;

(iii)
If assignment is made pursuant to Clause 22.1(ii), the Non Setting-off Lender shall, at its own expense, notify the Borrower and the Guarantors promptly after such assignment by a document bearing an incontrovertible date (kakutei hizuke) pursuant to Article 467 of the Civil Code.

22.2	In the case described below, the assignment of receivables provided for in Clause 22.1 will not be performed, and only the relevant Lender may receive repayment:

(i)	If the Lender exercises the Security Interest;

(ii)
If the Lender receives any repayment of debt obligations it has against the Borrower and the Guarantors under the Loan-Related Agreements with respect to the Security Interest as a result of any compulsory enforcement or exercise of Security Interest through a foreclosure by a third party.

23.	RIGHTS AND DUTIES OF THE AGENT

23.1
The Agent shall, pursuant to the entrustment by All Lenders, perform the Agent Services and exercise rights for the benefit of All Lenders, and shall exercise the rights which, in the Agent’s opinion, are ordinarily necessary or appropriate, upon performing the Agent Services. The Agent shall not be liable for the duties other than those expressly specified in each provision of the Loan-Related Agreements, nor shall be liable for any non-performance of obligations by the Lenders under the Loan-Related Agreements. The Agent shall be an agent of the Lenders and, unless otherwise provided, shall never act as an agent of the Borrower or the Guarantors.

23.2
The Agent may in good faith rely upon any communication, instrument and document that has been delivered between appropriate persons and has been signed or has the name and seal attached by such appropriate persons and believed by the Agent in good faith to be true and correct, and may act in reliance upon any written opinion or explanatory letter of experts appointed by the Agent within the reasonably necessary extent in relation to the Loan-Related Agreements.

23.3	The Agent shall perform its duties and exercise its authorities provided for in the Loan-Related Agreements in good faith with the due care of a good manager.

23.4
Neither the Agent nor any of its directors, employees or agents shall be liable to the Lenders for any acts or omissions conducted by the Agent pursuant to, or in connection with the Loan-Related Agreements, except for its or their willful misconduct, bad faith or gross negligence. The Lenders (other than Lenders who act as the Agent) shall jointly and severally indemnify the Agent for any and all liabilities and Loss incurred by the Agent in the course of the performance of its duties under the Loan-Related Agreements, to the extent not reimbursed by the Borrower or the Guarantors, and only for the amount outstanding after deducting the portion for which the Agent should contribute, calculated pursuant to the

Agent’s Commitment Ratio; provided, however, that if any of the Lenders cannot perform the indemnity for which it is liable, the Agent’s Commitment Ratio shall be figured by dividing the Agent’s Commitment Ratio by the aggregate of the Commitment Ratio of the Lenders other than such non-indemnifying Lenders.

23.5
If the Majority Lenders or All Lenders give written instructions, the Agent shall conduct acts in accordance with such instructions to the extent that such instructions do not violate any provision expressly provided for in the Loan-Related Agreements and are legal. In this case, the Agent shall not be liable to the Borrower and the Guarantors or the Lender for the results arising from such acts.

23.6
Unless the Agent receives from the Borrower, the Guarantors, or the Lender notice of the existence of an event provided for in each item of Clause 20.1 or each item of Clause 20.2, the Agent shall be deemed to have no knowledge of the existence of such event.

23.7
The Agent shall not be liable for the validity of the Loan-Related Agreements, nor shall guarantee any matters represented by the parties in the Loan-Related Agreements. The Lenders shall enter into, and conduct transactions contemplated in, the Loan-Related Agreements at its sole discretion by conducting investigations as to the necessary matters including creditworthiness of the Borrower or the Guarantors on the basis of the documents, information and other data as it has deemed appropriate.

23.8
In cases where the Agent is also acting as a Lender, the Agent shall have the same rights and obligations as each other Lender, irrespective of the Agent’s obligations under the Loan-Related Agreements. The Agent may engage in commonly accepted banking transactions with the Borrower or the Guarantors other than under the Loan-Related Agreements. In this case, the Agent shall not be required to disclose to other Lenders the information in relation to the Borrower or the Guarantors it has obtained through the transactions with the Borrower or the Guarantors other than under the Loan-Related Agreements, nor shall the Agent be required to distribute to other Lenders any money it has received from the Borrower or the Guarantors through transactions with the Borrower or the Guarantors other than under the Loan-Related Agreements. (Any information that has been disclosed to the Agent by the Borrower or the Guarantors shall be, unless expressly identified as being made in relation to the Loan-Related Agreements, deemed as the information obtained in relation to the transactions with the Borrower or the Guarantors other than under the Loan-Related Agreements.)

23.9
The calculation of the amounts to be distributed to each Lender pursuant to the provisions of Clause 17 shall be made in accordance with the following: (i) for amounts to be distributed to each Lender other than the Lender designated by the Agent (a “Fraction Integrating Lender”; but if the Agent is also a Lender, the Lender who is also appointed as the Agent will be the Fraction Integrating Lender), any amount less than one yen shall be rounded down, and (ii) for amounts to be distributed to a Fraction Integrating Lender shall be the difference between the aggregate of the amounts to be distributed to All Lenders and the aggregate of the amounts distributed to other Lenders.

23.10
The determination of the interest rate and repayment date included in a notice given by the Agent to the Borrower, the Guarantors, or the Lenders, and other determination and amount paid under the Loan-Related Agreements shall be binding upon the Borrower, the Guarantors, and the Lenders as they are finally determined unless there is any manifest error.

23.11    If the Agent receives any notice from the Borrower or the Guarantors which is required to be given to each Lender in relation to the Loan-Related Agreements, the Agent shall immediately inform All Lenders of the details of such notice, or if the Agent receives any notice from a Lender which is required to be given to the Borrower, the Guarantors, or other Lenders in relation to the Loan-Related Agreements, the Agent shall immediately inform the Borrower, the Guarantors, or All Lenders, as the case may be, of the details of such notice. The Agent shall make any documents, which the Agent has obtained from the Borrower the Guarantors and has kept, available for review by a Lender during the ordinary business hours.

24.	RESIGNATION AND DISMISSAL OF THE AGENT

24.1	The resignation of the Agent shall follow the procedures described below:

(i)
The Agent may resign its position as the Agent by giving written notice to All Lenders, the Borrower, and the Guarantors; provided, however, that such resignation shall not become effective until a successor Agent is appointed and such successor accepts such appointment.

(ii)	If the Agent gives notice pursuant to the preceding item, the Majority Lender(s) may appoint a successor Agent upon obtaining the prior written consent from the Borrower.

(iii)
If a successor Agent is not appointed by the Majority Lender(s) within thirty (30) days (including the same day of notice) after the notice of resignation is given as described in Item (i) above, or if the entity being appointed by the Majority Lender(s) as a successor Agent does not accept its assumption of the office of the Agent, the Agent in office at that time shall, upon obtaining the prior written consent form the Borrower, appoint a successor Agent on behalf of the Majority Lender(s).

24.2	The dismissal of the Agent shall follow the procedures described below:

(i)
The Majority Lender(s) may dismiss the Agent by giving written notice thereof to each of the other Lenders, the Borrower, the Guarantors, and the Agent; provided, however, that such dismissal shall not become effective until a successor Agent is appointed and such successor accepts such appointment.

(ii)	If the Majority Lender(s) gives notice pursuant to the preceding item, the Majority Lender(s) may appoint a successor Agent upon obtaining the prior written consent from the Borrower.

24.3
If the entity appointed as the successor Agent pursuant to Clauses 24.1 or 24.2 accepts the assumption of the office, the former Agent shall deliver to the successor Agent all documents and the materials it has kept as the Agent under the Loan-Related Agreements, and shall give all the support necessary for the successor Agent to perform the duties of the Agent under the Loan-Related Agreements.

24.4
The successor Agent shall succeed to the rights and obligations of the former Agent under the Loan-Related Agreements, and the former Agent shall, at the time of the assumption of office by the successor Agent, be exempted from all of its obligations as the Agent; provided, however, that the provisions of the Loan-Related Agreements relevant to any actions (including omissions) conducted by the former Agent during the period it was in office shall remain in full force and effect.

24.5
If any of the following events occurs, notwithstanding the provisions of the preceding four paragraphs, the Agent may resign its position as the Agent upon agreement with the Majority Lenders. If the Agent resigns its position as the Agent pursuant to this paragraph, the resigning Agent shall promptly notify the Borrower of such resignation, and the Borrower shall not object to such resignation. Even if the Agent resigns its position as the Agent pursuant to this paragraph, the Borrower shall not be released from its obligations to pay the Agent Fee that has already accrued:

(i)	If a petition of commencement of Insolvency Proceedings has been filed against the Borrower or the Guarantors; or

(ii)
If the Borrower or the Guarantors fail to pay the Agent Fee, and if, although the Agent requests the Borrower to pay the Agent Fee by setting a reasonable period of time, the Borrower fails to pay the Agent Fee within such period.

25.	CLARIFICATION OF THE INTENTION OF THE LENDERS

25.1	The clarification of the intention of the Majority Lenders or All Lenders shall follow the procedures described below.

(i)
If a Lender deems that any event which requires the instructions of the Majority Lenders or All Lenders in the Loan-Related Agreements has occurred, such Lender may give notice to the Agent to request the clarification of the intention of the Majority Lenders or All Lenders.

(ii)	The Agent shall, upon receipt of a notice described in the preceding item, immediately give to All Lenders notice to seek the clarification of the intention of the Majority Lenders or All Lenders.

(iii)
Each Lender shall, upon receipt of the notice described in the preceding item, make its decision on the relevant event and inform the Agent of such decision within a reasonable period of time as designated by the Agent (in principle, within 10 Business Days after the date of the receipt of the notice in the preceding item).

(iv)
If a decision of the Majority Lenders or All Lenders is made pursuant to the preceding three items, the Agent shall immediately notify the Borrower, the Guarantors, and All Lenders of such decision as the instruction by the Majority Lenders or All Lenders.

25.2
If the Agent deems that any event which requires the clarification of the intention of the Majority Lenders or All Lenders occurs, other than in the case of Clause 25.1, the Agent may give to All Lenders notice to seek such clarification. In such case, procedures to be taken after giving the notice shall follow the provisions of Items (iii) and (iv) of Clause 25.1.

25.3
In addition to the preceding paragraphs, if the Borrower deems that any event which requires the instructions of the Majority Lenders or All Lenders has occurred, the Borrower may give notice to the Agent to request the clarification of its intention of the Majority Lenders or All Lenders. In such case, procedures to be taken after giving notice shall follow the provisions of Items (iii) and (iv) of Clause 25.1.

26.    AMENDMENT TO THIS AGREEMENT

26.1
This Agreement may not be amended except as agreed in writing by the Borrower, the Guarantors, All Lenders, and the Agent. Notwithstanding, any discharge from liabilities for a breach of obligations of the Borrower or the Guarantors under this Agreement, and any other waiver by the Lenders and the Agent (including where the amendment to this

Agreement includes such discharge or waiver (including, but not limited to, where Section 19 or 20 is amended to the advantage of the Borrower) but only to the extent of the amendment with respect to such discharge or waiver) may be made by written agreement between the Majority Lenders through the Agent and the Agent.

26.2
Notwithstanding the provisions of the preceding paragraph, if the Agent resigns in accordance with Clause 24.5 and a successor of that Agent is not immediately appointed through agreement of the Majority Lenders, this Agreement may be amended, upon written agreement of the Borrower, the Majority Lenders and the Agent (or written agreement of the Majority Lenders, if the Agent has already resigned), to the extent reasonably necessary to make it possible for each Lender to exercise their rights individually. The party having amended this Agreement in accordance with this paragraph shall provide the other parties hereto with a written notice of the details of the amendment without delay.

27.	ASSIGNMENT OF THIS AGREEMENT BY BORROWER; ASSIGNMENT BEFORE MAKING OF LOANS

27.1
The Borrower and the Guarantors may not assign to any third party its status as a party, its rights and obligations under the Loan-Related Agreements, unless All Lenders and the Agent give their prior consent in writing.

27.2
For the period until the drawdown of an Individual Loan, a Lender may assign to any third party its status as a party to this Agreement, or all or any part of its rights and obligations associated therewith, if the Borrower, the Guarantors, and the Agent give their prior consent in writing and all requirements described in the items below are fulfilled (hereinafter, a Lender which made such assignment as an “Assigning Lender” and which accepted such assignment as a “Successive Lender”). The Borrower, the Guarantors and the Agent may not unreasonably withhold their consent, and the Agent, upon such assignment, shall notify All Lenders of such assignment.

(i)
If any partial assignment of the status under this Agreement is made, both the Assigning Lender and the Successive Lender shall become a Lender under this Agreement and each provision of this Agreement shall be applicable to such Lender on and after the date of the assignment, and the Individual Loan Money of the Assigning Lender prior to the assignment of the status shall be reduced by an amount separately agreed upon between the Assigning Lender and the Successive Lender (the “Individual Loan Money Reduced Amount”) and thereafter the Individual Loan Money equal to the reduced Individual Loan Money (or, if the relevant Successive Lender has already been a Lender before the relevant assignment is made, the Individual Loan Money calculated by adding the amount equal to the relevant reduced Individual Loan Money to the Individual Loan Money of the relevant Lender as of the time before the assignment is made) shall apply to the Successive Lender.

(ii)	The Successive Lender is a Qualified Assignee.

(iii)
If a partial assignment is made with respect to its status under this Agreement, the value of (i) the Individual Loan Money Reduced Amount and (ii) the Successive Lender’s Individual Loan Money after such reduction are equal to or more than 1 hundred million yen, unless the Assignor is a Lender who also acts as the Agent.

(iv)
No withholding tax or other taxes arise from any assignment pursuant to Clause 27.2, and there will be no increase in the amount of the Borrower’s and the Guarantors’ interest expense payable to the Successive Lender; except for any assignment of status to the Lender’s foreign Subsidiary or Affiliate due to any revocation of the Lender’s lending business in Japan.

27.3
All expenses incurred from the assignment provided for in Clause 27.2 shall be borne by the Assigning Lender or the Successive Lender, as the case may be; provided, however, that the provision of Clause 7 shall apply with respect to any Increased Costs incurred in relation to the Successive Lender after the assignment. The Assigning Lender or the Successive Lender shall pay to the Agent, by the actual date of such assignment, the amount of 500,000 yen per Successive Lender, together with applicable consumption tax, as consideration for administrative duties performed in connection with the assignment.

28.	ASSIGNMENT AFTER MAKING OF LOAN

28.1	Unless otherwise specified in this Agreement, the Lender may assign its Loan Receivables subject to the satisfaction of all requirements described in each item below.

(i)	The Assignee agrees that the Loan Receivables it has succeeded to will be bound upon by each provision in relation to the Loan Receivables under this Agreement.

(ii)	The Assignee is a Qualified Assignee.

(iii)
If the assignment is made in divided portions of the Loan Receivables, the value of each Loan Receivables after such division is equal to or more than [1] hundred million yen, unless the Assignor is a Lender who also acts as the Agent.

(iv)
No withholding tax or other taxes arise from the assignment, and there will be no increase in the amount of the Borrower’s and the Guarantors’ interest expense payable to the Assignee; except for any assignment to the Lender’s foreign Subsidiary or Affiliate due to any revocation of the Lender’s lending business in Japan.

28.2
If intending to assign the Loan Receivables, the Assignor and the Assignee shall perfect the assignment against the third parties and the obligor as of the date of the assignment. In this case, the Assignor and Assignee shall, under their joint name, immediately notify the Agent of the fact that such assignment was made. If the assignment of the Loan Receivables pursuant to Clause 28.1 is made, any and all rights that are a part of the Assignor’s rights under this Agreement and relating to the Loan Receivables to be assigned will be transferred to the Assignee, and any and all obligations that are a part of the Assignor’s obligations under this Agreement and relating to the Loan Receivables to be assigned are borne by the Assignee. The Borrower and the Guarantors acknowledge in advance the transfer of the rights to the Assignee and the burden of the obligations by the Assignee. In applying provisions of this Agreement in relation to the Loan Receivables, if all of the Loan Receivables are assigned, the Assignee is treated as a Lender and if the Loan Receivables are partly assigned, both the Assignor and the Assignee are treated as Lenders under this Agreement.

28.3
All expenses incurred from the assignment provided for in Clause 28.1 shall be borne by the Assignor or the Assignee, as the case may be. The provision of Clause 7 shall apply with respect to any Increased Costs incurred after the assignment. The Assignor or the Assignee shall pay to the Agent, by the actual date of such assignment, the amount of 500,000 yen per Assignee, together with applicable consumption tax, as consideration for administrative duties performed in connection with the assignment.

29.	COLLECTION FROM THIRD PARTY

29.1
No repayment of the Borrower’s debt obligations under the Loan-Related Agreements by any party other than the Borrower and the Guarantors are allowed, unless it obtains prior written consent from the Agent and All Lenders.

29.2
The Borrower shall not, on or after the execution date of the Loan-Related Agreements, consign any third party to guarantee (including any guarantee by property, but excluding any pursuant to the Guarantee Agreements) the Borrower’s performance of its debt obligations under the Loan-Related Agreements, nor shall the Borrower make any third party assume its debt obligations under the Loan-Related Agreements or performance thereof, unless it obtains prior written consent from the Agent and All Lenders.

29.3
If a Lender enters into a guarantee without consignment to the Guarantors by the Borrower (including any property guarantee) or a debt assumption with any third party with respect to the Borrower’s obligations under the Loan-Related Agreements, the Lender shall have satisfied all of the requirements specified in each item described below. In this case, if the Lender receives any repayment from the third party pursuant to such guarantee or debt assumption, no arrangement among the Lenders pursuant to the assignment of receivables in Clause 22.1 shall be made.

(i)
The third party shall have the same obligations as a Lender has against the Agent, other Lenders, the Borrower, and the Guarantors under the Loan-Related Agreements with respect to any exercise of its right for recourse and the contractual rights hereunder arising as a result of the performance of its Guarantee Obligation.

(ii)	The third party shall be bound upon by each provision of the Loan-Related Agreements.

(iii)
The third party is a Qualified Assignee and is not a Subsidiary or an Affiliate of the Borrower or the Guarantors, and the Borrower and the Guarantors are not a Subsidiary or an Affiliate of such third party.

(iv)	The value of the Loan Receivables that the third party obtains by subrogation is equal to or more than 1 hundred million yen.

(v)
There will be no increase in the amount of the Borrower’s or the Guarantors’ interest expense payable to the third party, and no withholding tax or other taxes arise from any such obtainment by subrogation.

In the case of any obtainment by subrogation of the Loan Receivables by the third party pursuant to the provisions of Item (i) above, such obtainment by subrogation shall be considered the assignment of the Loan Receivables pursuant to Clause 28, and the provisions of Clauses 28.3 shall apply.
30.    GENERAL PROVISIONS

30.1	Confidentiality Obligations
Except as provided below, the parties to this Agreement agrees that it will not disclose, or use for the purposes other than those of the Loan-Related Agreements and the credit review or credit management without the prior written consent of the counterparty, any confidential information provided by or on behalf of the Borrower or any Guarantor in connection with the Loan-Related Agreements. The Borrower and the Guarantors hereby consent to the disclosure of information provided for in each item below in advance:

(i)
If the notice of refusal to make an Individual Loan has been given pursuant to the provisions of Clause 6.1, or if any of the events described in the items of Clause 20.1 or 20.2 have occurred, or if the clarification of the intention of the Majority Lenders has been required pursuant to the provisions of Clause 25, the Agent and a Lender may disclose any information with regard to the Borrower or the Guarantors or the transaction with the Borrower or the Guarantors, which either party has obtained through the Loan-Related Agreements or an agreement other than the Loan-Related Agreements, to the extent reasonably required.

(ii)
Upon the assignment of status pursuant to this Agreement or the assignment of Loan Receivables or execution of a guarantee without consignment by the Borrower (including any property guarantee) or a debt assumption with respect to the obligations that the Borrower assumes under this Agreement, a Lender may disclose any information with regard to the Loan-Related Agreements to the Assignee (including the Successive Lender provided for in the provisions of Clause 27.2), a guarantor, or a person who assumes the obligations or a person who considers acquiring, guaranteeing, or assuming obligations (including an intermediary of such transaction), on the condition that those agree to be bound by the confidentiality obligations. The information with regard to the Loan-Related Agreements in this item shall mean any information regarding the Borrower’s and the Guarantors’ credit that has been obtained in connection with the Loan-Related Agreements, any information regarding the contents of the Loan-Related Agreements and other information incidental thereto, and any information regarding the contents of the Loan Receivables subject to the transaction and other information incidental thereto, and shall not include any information regarding the Borrower’s or the Guarantors’ credit that has been obtained in connection with any agreement other than the Loan-Related Agreements.

(iii)
The Lender may disclose information relating to the Loan-Related Agreements, to the extent reasonably necessary, upon an order, direction, request, or the like made pursuant to applicable laws or by administrative agencies, judicial agencies or other relevant authorities in Japan and foreign countries, central banks, or self-regulatory agencies, or to an attorney, judicial scrivener, certified public accountant, accounting firm, tax accountant, rating agency, or any other expert who needs to receive the disclosure of the confidential information in relation to his/her works. The Lender may also disclose the information relating to the Loan-Related Agreements to its Parent Company, Subsidiary, and Affiliate to the extent necessary and appropriate for internal control purposes.

30.2	Risk Bearing; Exemption, Compensation, and Indemnification

(i)
If any documents furnished by the Borrower and the Guarantors to the Agent or each Lender have been lost, destroyed, or damaged for any unavoidable reasons such as incidents or natural disasters, the Borrower and the Guarantors shall, upon consultation with the Agent, perform its obligations under the Loan-Related Agreements based on the records, such as books and vouchers, of the Lender or the Agent. The Borrower and the Guarantors shall, upon request of the Agent or a Lender through the Agent, forthwith prepare substitute documents and furnish them to the Agent or the Lender through the Agent.

(ii)	If each Lender or the Agent performs transactions after comparing, with due care, the seal impression of the representative and agent of the Borrower or the Guarantors to be used for the transactions in relation to the Loan-Related Agreements with the seal impression submitted by the seal submitted by the Borrower and the Guarantors in advance, the Borrower and the Guarantors shall bear any Loss incurred as a result of an event such as forgery, alteration, or theft of seal.

(iii)
Even if the Borrower or the Guarantors incur damage as a result of the Lender or the Agent taking any actions permitted under the Loan-Related Agreements (those acts include deciding not to make the Individual Loan, providing the Borrower or the Guarantors with a notice in accordance with Clause 20.2, and disclosing information in accordance with of Clause 30.1) due to the fact that the Borrower or the Guarantors violate the Loan-Related Agreements or that any of the representations and warranties made pursuant to the Loan-Related Agreements is not true (including the fact that any of the matters described in Item (xvi) of Clause 18 is not true or that the Borrower or the Guarantors violate Items (v) or (vi) of Clause 19.8; the “Borrower’s Breach of Obligations etc.”), the Borrower and the Guarantors will not make any claim against the Lender or the Agent. The Borrower or the Guarantors shall bear any Loss arising with respect to a Lender or the Agent as a result of the Borrower’s Breach of Obligations etc. or as a result of a Lender not performing indemnity pursuant to the provisions of Clause 23.4.

30.3	Severability
Should any provision which constitutes a part of this Agreement be held null, illegal, or unenforceable, validity, legality and enforceability of all other provisions shall in no way be prejudiced or affected.

30.4	Exceptions to the Application of the Bank Transactions Agreement
The Agreement on Bank Transactions and the Agreement on Financial Transactions separately submitted by the Borrower or the Guarantors to a Lender or separately made and entered into by and between the Borrower or the Guarantors and a Lender shall not apply to the Loan-Related Agreements and the transactions contemplated in the Loan-Related Agreements.

30.5	Notices

(i)
Any notice under this Agreement shall be made in writing expressly stating that it is made for the purpose of this Agreement, and given by any of the methods described in (a) to (d) below to the address of the receiving party. Each party to this Agreement may change its address by giving notice thereof to the Agent.

(a)	Personal delivery

(b)	Registered mail or courier service

(c)	Transmission by facsimile (in this case, upon request of the other party, the original copy of notice must be delivered later to the recipient by either of the methods described in (a) and (b) above)

(ii)
The notice pursuant to the preceding item shall be deemed to have been delivered at the time, in the case of transmission by facsimile, when receipt of facsimile is confirmed, and in the case of any other methods, when actually received.

30.6	Changes in Notified Matters

(i)
In the case of changes in the matters of which a Lender, the Borrower, or the Guarantors notified to the Agent, such as the trade name, representative, agent, signature, seal, or address, the Lender, the Borrower, and the Guarantors shall immediately notify the Agent of such changes in writing.

(ii)
If notice given under this Agreement is delayed or not delivered as a result of the failure to notify as described in the preceding item, such notice shall be deemed to have arrived at the time when it should have normally arrived.

30.7	Funds Transfer

(i)
Settlement of funds between the Agent and the Lender is to be made in principle through the Japanese Banks’ Data Communication System, and if a Lender wishes settlement to be made through the Bank of Japan Financial Network System, that Lender shall consult with the Agent in advance. However, if a Lender is not a member of the Japanese Banks’ Data Communication System, the Lender shall settle funds through the bank account designated by the Lender held in the Lender’s name in a bank that is a member of the Japanese Banks’ Data Communication System.

(ii)	Charges incurred in connection with payment made by a party to another party under the Loan-Related Agreements are borne by the party who makes the payment.

30.8	Calculation
Unless otherwise expressly provided for with respect to any calculation under this Agreement, all calculation shall be inclusive of first day and exclusive of last day, on a per diem basis assuming that there are 365days per year, wherein the division shall be done at the end of the calculation, and fractions less than one yen shall be rounded down (or in a manner the Agent considers appropriate, if the Agent considers it especially necessary).

30.9	Preparation of the Notarized Deed
The Borrower and the Guarantors shall, at any time upon the reasonable request of the Agent or a Majority Lender, take the necessary procedures to entrust a notary public to execute a notarized deed in which the Borrower or the Guarantors, as the case may be, acknowledges its indebtedness under the Loan-Related Agreements and agrees to compulsory execution with regard thereto.

30.10	Survival of Rights
Any failure or delay by the Agent or the Lender in exercising all or part of their rights under the Loan-Related Agreements will not be interpreted as a waiver of those rights by the Agent or the Lender or as a release or reduction of the obligations of the Borrower, and will have no effect on those rights of the Agent or the Lender.

30.11	Governing Law and Jurisdiction
This Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall have the exclusive jurisdiction over any disputes arising in connection with this Agreement.

30.12	Language

This Agreement shall be prepared in the Japanese language and the Japanese language version shall be deemed the original copy.

30.13	Consultation
Any matters not provided for in this Agreement, or in the case of any doubt among the parties with respect to the interpretation, the Borrower and the Lenders shall consult through the Agent and shall determine the response therefor.

IN WITNESS WHEREOF, the representatives or their agent of the Borrower, each Lender, and the Agent have caused this Agreement to be signed and sealed in one original copy, and the Agent shall retain the same. The Borrower and each Lender will receive a copy of the original from the Agent.

Date:	October 29, 2018	Borrower:
TOKIN CORPORATION

	By:	/s/ Shigenori Oyama
	Name:	Shigenori Oyama
	Title:	President

Lender and Agent:
Sumitomo Mitsui Trust Bank Limited

By:	/s/
Name:
Title:

　　　　　　　　　　　　　　　 　　　    　　　　　　　　　　　　　　Seal

Lender:
Development Bank of Japan Inc.

By:	/s/
Name:
Title:

　　　　　　　　　　　　　　　　 　　　    　　　　　　　　　　　　　　Seal

Lender:
The Tokyo Star Bank, Limited

By:	/s/
Name:
Title:

　　　　　　　　　　　　　　　　 　　　    　　　　　　　　　　　　　　Seal

Lender:
Bangkok Bank Public Company Limited

By:	/s/
Name:
Title:

　　　　　　　　　　　　　　　 　　　    　　　　　　　　　　　　　　Seal

Lender:
Shinsei Bank, Limited

By:	/s/
Name:
Title:

　　　　　　　　　　　　　　　 　　　    　　　　　　　　　　　　　　Seal

Lender:
NEC Capital Solutions Limited

By:	/s/
Name:
Title:

　　　　　　　　　　　　　　　 　　　    　　　　　　　　　　　　　　Seal

Lender:
MUFG Bank, Ltd.

By:	/s/
Name:
Title:

　　　　　　　　　　　　　　　 　　　    　　　　　　　　　　　　　　Seal

Appendix 1

List of Parties

1.    Borrower

Borrower and department in charge	Address
TOKIN Corporation Accounting and Finance Department	1-1, Asahi-cho 7-chome, Shiroishi-shi, Miyagi Tel: +81-224-24-3941 Fax: +81-224-24-3948

2.    Agent

Agent and department in charge	Address
Sumitomo Mitsui Trust Bank Limited Finance Product Solution Department	1-4-1, Marunouchi, Chiyoda-ku, Tokyo Sumitomo Mitsui Trust Bank Limited Head Office Building Tel: +81-3-6256-5487 Fax: +81-3-3286-4607

3.    Lender

Lenders and departments in charge	Individual Loan Money	Address
Sumitomo Mitsui Trust Bank Limited Corporate Business Department IV, Head Office	Term Loan A: 4,125,000,000 yen Term Loan B: 4,125,000,000 yen	1-4-1, Marunouchi, Chiyoda-ku, Tokyo Sumitomo Mitsui Trust Bank Limited Head Office Building Tel: +81-3-6256-5282 Fax: +81-3-3286-4644
Development Bank of Japan Inc. Business Department I (Gyoumu Dai-ichi ka), Tohoku Branch	Term Loan A: 4,125,000,000 yen Term Loan B: 4,125,000,000 yen	1-6-35, Chuo, Aoba-ku, Sendai-shi, Miyagi Tel: +81-22-227-8150 Fax: +81-22-261-6383
The Tokyo Star Bank, Limited Corporate and Acquisition Finance Department	Term Loan A: 3,250,000,000 yen Term Loan B: 3,250,000,000 yen	2-3-5, Akasaka, Minato-ku, Tokyo Akasaka Star Gate Plaza Tel: +81-3-3224-3766 Fax: +81-3-3224-9290
Bangkok Bank Public Company Limited Marketing Department	Term Loan A: 2,500,000,000 yen Term Loan B: 2,500,000,000 yen	2-8-10, Nishi-shimbashi, Minato-ku, Tokyo Bangkok Bank Building Tel: +81-3-3503-3335 Fax: +81-3-3502-6420
Shinsei Bank, Limited Sendai Branch	Term Loan A: 1,500,000,000 yen Term Loan B: 1,500,000,000 yen	3-11-12, Ichiban-cho, Aoba-ku, Sendai-shi, Miyagi Tel: +81-22-225-3109 Fax: +81-3-4560-2768
NEC Capital Solutions Limited Corporate Department II, Group I (Jigyo-hojin Dai-ni Bu Dai-ichi Group)	Term Loan A: 500,000,000 yen Term Loan B: 500,000,000 yen	2-15-3, Minami, Minato-ku, Tokyo Shinagawa Intercity, Building C Tel: +81-3-6720-8391 Fax: +81-3-6720-8475
MUFG Bank, Ltd. Corporate Department I, Sendai Branch	Term Loan A: 500,000,000 yen Term Loan B: 500,000,000 yen	2-2-1, Chuo, Aoba-ku, Sendai-shi, Miyagi Tel: +81-22-222-7130 Fax: +81-22-225-0885

Appendix 2

Repayment Schedule

Principal Due Date	Principal Due Amount
March 29, 2019	1,375,000,000yen
September 30, 2019	1,375,000,000 yen
March 31, 2020	1,375,000,000 yen
September 30, 2020	1,375,000,000 yen
March 31, 2021	1,375,000,000 yen
September 30, 2021	1,375,000,000 yen
March 31, 2022	1,375,000,000 yen
September 30, 2022	1,375,000,000 yen
March 31, 2023	1,375,000,000 yen
September 29, 2023	1,375,000,000 yen
March 29, 2024	1,375,000,000 yen
September 30, 2024	1,375,000,000 yen

Attachment 1
Permitted Commitment Lines

Type of credit lines	Permissible amount
Borrowing, letter of guarantee and overdraft	350,000,000 yen
620,000,000 THB
Currency exchange contract	20,000,000 USD
200,000,000 THB
Settlement limit	30,000,000THB

Where a credit line is denominated in currency other than indicated above, the permissible amount above shall apply based on the exchange rate separately notified by the Agent to the Borrower as the exchange rate as of the date of this Agreement.

Attachment 2
Form of Compliance Certificate

[mm/dd/yy]

Lender:
To: Sumitomo Mitsui Trust Bank Limited
To: Development Bank of Japan Inc.
To: The Tokyo Star Bank, Limited
To: Bangkok Bank Public Company Limited
To: Shinsei Bank, Limited
To: NEC Capital Solutions Limited
To: MUFG Bank, Ltd.

Agent:
To: Sumitomo Mitsui Trust Bank Limited

Borrower:
Address: 7-1, Kouriyama 6-chome, Taihaku-ku, Sendai-shi, Miyagi
Name: TOKIN Corporation

[Position], [Name]

[Registered seal]

Compliance Certificate

We hereby certify as follows pursuant to the provision of Clause 19.1 (2)(d) of the Term Loan Agreement (as amended; the “Agreement”) as of October, 29, 2018 executed with us as the Borrower, Sumitomo Mitsui Trust Bank Limited, Development Bank of Japan Inc., The Tokyo Star Bank, Limited, Bangkok Bank Public Company Limited, Shinsei Bank, Limited, NEC Capital Solutions Limited and MUFG Bank, Ltd. as the Lenders, and Sumitomo Mitsui Trust Bank Limited as the Lender and the Agent. Except in cases where defined otherwise herein, the terms used herein have the same meanings ascribed to them under the Agreement.

We hereby report that we [comply with all/do not comply with [ ] of] covenants specified in the Agreement.

Attachment 3-1
Form of Financial Covenant Compliance Report

[mm/dd/yy]

Lender:
To: Sumitomo Mitsui Trust Bank Limited
To: Development Bank of Japan Inc.
To: The Tokyo Star Bank, Limited
To: Bangkok Bank Public Company Limited
To: Shinsei Bank, Limited
To: NEC Capital Solutions Limited
To: MUFG Bank, Ltd.

Agent:
To: Sumitomo Mitsui Trust Bank Limited

Borrower:
Address: 7-1, Kouriyama 6-Chome, Taihaku-ku, Sendai-shi, Miyagi
Name: TOKIN Corporation
[Position], [Name]

[Registered seal]

Financial Covenant Compliance Report

We hereby report as follows with respect to financial covenant compliance pursuant to the provision of Clause 19.1 (2)(e) of the Term Loan Agreement (as amended; the “Agreement”) as of October 29, 2018 executed with us as the Borrower, Sumitomo Mitsui Trust Bank Limited, Development Bank of Japan Inc., The Tokyo Star Bank, Limited, Bangkok Bank Public Company Limited, Shinsei Bank, Limited, NEC Capital Solutions Limited and MUFG Bank, Ltd. as the Lenders, and Sumitomo Mitsui Trust Bank Limited as the Lender and the Agent. Except in cases where defined otherwise herein, the terms used herein have the same meanings ascribed to them under the Agreement.

We hereby report that we [comply with all/do not comply with [ ] of] the Financial Covenants specified in Clause 19.2 of the Agreement.
(1)    Covenants under Clause 19.2(1) of the Agreement

As of the end of the fiscal year ended on [mm/dd/yyyy]
Total amount of net assets on the Borrower’s consolidated balance sheet (A)	[ ] yen
Total amount of net assets as of the end of the most recent calculation period (B)	[ ] yen
Ratio of A against B	[ ] %

(2)    Covenants under Clause 19.2(2) of the Agreement

	As of the end of the fiscal year ended on [mm/dd/yyyy]	As of the end of the fiscal year ended on [mm/dd/yyyy]
Borrower’s consolidated operating profit	●●円	●●円

In addition, we hereby report that the Borrower’s consolidated EBITDA and gross assets and the EBITDA and gross assets of the Borrower Group Companies (other than the Borrower) which are calculated on the same basis as the Borrower are as follows. Also, we hereby report that the capacity to manufacture and the qualification for the Borrower Material Subsidiary regarding the Borrower’s subsidiaries are as follows.

(x)    Consolidated EBITDA and gross assets of the Borrower

Consolidated EBITDA	●● yen
Consolidated gross assets	●● yen

(y)    Non-consolidated EBITDA and gross assets of each Borrower Group Company

Company’s name	EBITDA	Gross assets	Capacity to manufacture	Qualification for Borrower Material Subsidiary

End

Attachment 3-2

Form of Borrower Parent Company’s Financial Related Event Report

[mm/dd/yy]

Lender:
To: Sumitomo Mitsui Trust Bank Limited
To: Development Bank of Japan Inc.
To: The Tokyo Star Bank, Limited
To: Bangkok Bank Public Company Limited
To: Shinsei Bank, Limited
To: NEC Capital Solutions Limited
To: MUFG Bank, Ltd.

Agent:
To: Sumitomo Mitsui Trust Bank Limited
Borrower:
Address: 7-1, Kouriyama 6-Chome, Taihaku-ku, Sendai-shi, Miyagi
Name: TOKIN Corporation
[Position], [Name]

[Registered seal]

Borrower Parent Company’s Financial Related Event Report

We hereby report as follows with respect to the financial covenant compliance pursuant to the provision of Clause 19.1 (2)(f) of the Term Loan Agreement (as amended; the “Agreement”) as of October 29, 2018 executed with us as the Borrower, Sumitomo Mitsui Trust Bank Limited, Development Bank of Japan Inc., The Tokyo Star Bank, Limited, Bangkok Bank Public Company Limited, Shinsei Bank, Limited, NEC Capital Solutions Limited and MUFG Bank, Ltd. as the Lenders, and Sumitomo Mitsui Trust Bank Limited as the Lender and the Agent. Except in cases where defined otherwise herein, the terms used herein have the same meanings ascribed to them in the Agreement.

We hereby report that we [are not in breach any of/are in breach of [ ] of] the events of Clause 20.2(xi) of the Agreement as follows.

(1)    Item provided for in Clause 20.2(xi)(a) of the Agreement in all cases, notwithstanding the items below, calculated in accordance with the provisions of Attachment 10
.

Long-term debt ( + ) Current portion of long-term debt ( + ) Short-term debt ( - ) Cash and cash equivalents Balance of Debt (A)	U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●●
      Net Income (loss)
( + ) Income tax expense
( + ) Interest expense
( + ) Depreciation and amortization
( + ) Equity (income) loss from equity method of reporting
( + ) Acquisition (gain) loss
( + ) (Gain) loss on write down and disposal of long-lived assets
( + ) ERP integration costs/IT transition costs
( + ) Stock-based compensation
( + ) Restructuring charges
( + ) Legal expenses/fines related to antitrust class actions
( + ) Net foreign exchange (gain) loss
( + ) Plant start-up costs
( + ) Plant shut-down costs
( + ) (Gain) loss on early extinguishment of debt

EBITDA (Borrower Parent Company) (B)
U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●● U.S. $●●
Net Leverage Ratio (A)/(B)	●.●●
* The actual category of add-backs may vary from period to period.

(2)    Item provided for in Clause 20.2(xi)(b) of the Agreement

	As of the end of the fiscal year ended on [mm/dd/yyyy]	As of the end of the fiscal year ended on [mm/dd/yyyy]
Consolidated Operating Profit of the Borrower Parent Company	U.S. $●●	U.S. $●●

* The actual category of add-backs may vary from period to period.

(3)    Item provided for in Clause 20.2(xi)(c) of the Agreement

As of the end of the fiscal year ended on [mm/dd/yyyy]
Amount of Consolidated Net Assets of the Borrower Parent Company (A)	U.S. $●●
Total amount of Consolidated Net Assets as of the end of the most recent calculation period (B)	U.S. $●●
Ratio of A against B	●● %
* The actual category of add-backs may vary from period to period.

Attachment 4

Qualified Assignee

1.	A qualified institutional investor as set forth in Article 2, Paragraph 3 of the Financial Instruments and Exchange Act (1948, Law No. 25; as amended).

2.
A kabushiki kaisha, tokurei yugen kaisha, godo kaisha or foreign corporation established with contributions from a qualified institutional investor, that falls under the category of a subsidiary as set forth in Article 8, Paragraph 3 of the Rules on Terminology, Forms and Preparation Methods of Financial Statements or an affiliate as set forth in Article 8, Paragraph 5 of such rules.

3.
A corporation that lawfully operates a banking, securities, insurance or moneylending business in a foreign country, a kabushiki kaisha, tokurei yugen kaisha, godo kaisha or foreign corporation established with contributions from such a corporation, that falls under the category of a subsidiary or affiliate thereto.

Attachment 5-1

Form of Guarantee Letter

[mm/dd/yy]

Lender:
To: Sumitomo Mitsui Trust Bank Limited
To: Development Bank of Japan Inc.
To: The Tokyo Star Bank, Limited
To: Bangkok Bank Public Company Limited
To: Shinsei Bank, Limited
To: NEC Capital Solutions Limited
To: MUFG Bank, Ltd.

Agent:
To: Sumitomo Mitsui Trust Bank Limited

Guarantor:
398 Shiboguchi, Takatsu-ku, Kawasaki-city, Kanagawa
Kabushiki Kaisha TOKIN EMC Engineering
Susumu Matsuoka, Representative Director

[Registered seal]

Guarantee Letter

In accordance with Article 14 of that certain Term Loan Agreement as of October 29, 2018 among Tokin Corporation as the Borrower, Sumitomo Mitsui Trust Bank Limited, Development Bank of Japan Inc., The Tokyo Star Bank, Limited, Bangkok Bank Public Company Limited, Shinsei Bank, Limited, NEC Capital Solutions Limited and MUFG Bank, Ltd. as the Lenders, and Sumitomo Mitsui Trust Bank Limited as Lender and Agent (as amended; the “Loan Agreement”), the Company will guarantee all current and future obligations that the Borrower may owe to the Lenders (if a person has succeeded to the status and rights and duties of a Lender pursuant to the Loan Agreement, including such person) pursuant to the Related Agreements (“Guarantee Obligation”), and shall be liable for paying the full amounts on the payment deadlines; the Company shall comply with the terms and conditions of the Loan Agreement and the following terms and conditions. Terms defined in the Loan Agreement shall have the same meaning when used herein, unless otherwise stipulated. The Company confirms that it understands the content of the Loan Agreement.

1.
The Company agrees without object to being bound by the duties of Guarantors set forth in Clause 14 of the Loan Agreement and the Guarantors compliance matters set forth in Clause 19, and any other matters set forth as the duties of the Guarantors under the Loan Agreement, and will perform all such duties in good faith.

2.	The Company confirms that when a Lender or the Agent makes a demand for performance of the Guarantee Obligation, the Company will perform that obligation in accordance with

Clause 14 of the Loan Agreement and other provisions of the Loan Agreement and the Security Agreements.

3.	In regards to the matters relating to the Guarantors and the Company set forth in Clause 18 of the Loan Agreement, the Company represents and warrants in accordance with such Clause.

4.	The Company agrees that the duties of the Company pursuant to this Guarantee Letter will validly survive regardless of the commencement of Insolvency Proceedings relating to the Borrower.

5.
If the provisions of the Loan Agreement are amended or changed in accordance with Clause 26 or other provision of the Loan Agreement or are amended and changed in accordance with other provisions, the Company agrees that it will be bound by, and owe duties under, such amended or changed agreement.

6.
The Guarantee Obligation shall survive until all current and future obligations that the Borrower owes to the Lenders pursuant to the Loan Agreement are repaid in full and All Lenders’ Lending Obligation has extinguished.

7.	The following is the Company’s address for notice of Appendix 1 of the Loan Agreement.

Guarantor	Address	Tel/Fax
Kabushiki Kaisha TOKIN EMC Engineering	Address༚〒 213-0023 398 Shiboguchi, Takatsu-ku, Kawasaki-city, Kanagawa	[Tel] +81-44-751-5331 [Fax] +81-44-751-5330

End

Attachment 5-2

Form of Guarantee Letter

From:	KEMET Corporation (the “Guarantor”)

To:	Sumitomo Mitsui Trust Bank, Limited
Development Bank of Japan Inc.
The Tokyo Star Bank, Limited
Bangkok Bank Public Company Limited
Shinsei Bank, Limited
NEC Capital Solutions Limited
MUFG Bank, Ltd., as the Lenders
Sumitomo Mitsui Trust Bank, Limited, as the Agent

as the Lenders
Sumitomo Mitsui Trust Bank, Limited, as the Agent

Dated:	[November 7, 2018]

Dear Sirs:

Joint Guarantee Agreement (USA (KEMET Corporation))

This Joint Guarantee Agreement (USA (KEMET Corporation)) (this “Agreement”) is executed as of [November 7, 2018], by the Guarantor for the benefit of the Lenders (kashitsuke nin) and the Agent (e-jento), each as defined in the Term Loan Agreement (Term Loan keiyaku) dated October 29, 2018 entered into among TOKIN Corporation. as the Borrower, Sumitomo Mitsui Trust Bank, Limited, Development Bank of Japan Inc., The Tokyo Star Bank, Limited, Bangkok Bank Public Company Limited, Shinsei Bank, Limited, NEC Capital Solutions Limited and MUFG Bank, Ltd. (the “Lenders”) as the Lenders and Sumitomo Mitsui Trust Bank Limited (the “Agent”) as the Agent (as modified, amended, restated and/or supplemented from time to time, the “Loan Agreement”). Unless otherwise defined in this Agreement, all capitalized terms and expressions shall have the same meanings ascribed to them in the Loan Agreement.

1.	The Guarantor hereby confirms that it has fully understood the contents of the Loan Agreement.

2.
The Guarantor hereby unconditionally and absolutely, continually and irrevocably guarantees, jointly and severally with the Borrower, any and all of the present and future obligations and liabilities that the Borrower may incur against the Lenders and the Agent pursuant to the Loan Relevant Agreement (hon kashitsuke kanren keiyaku), including, without limitation, the principal, interest, break funding costs, delinquency charges and fees of the loans under the Loan Agreement (collectively, the “Borrower’s Liabilities”). Performance of the Borrower’s Liabilities by the Guarantor shall be made on or before the due date of the Borrower’s Liabilities specified in the Loan Agreement and in accordance with the Loan Agreement and this Agreement. Notwithstanding anything in this Agreement to the contrary, the obligations of the Guarantor hereunder shall be limited to the maximum amount as will result in the obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or fraudulent conveyance for purposes of any bankruptcy law or other debtor-relief law applicable to this Agreement and the obligations of the Guarantor hereunder.

3.
The Guarantor hereby acknowledges and agrees without any objection that the Guarantor shall be bound by and shall perform any and all obligations, including, without limitation, the Guarantor’s obligations stipulated in Article 14 of the Loan Agreement and any other obligations, imposed upon the Guarantor under the Loan Agreement.

4.
The Guarantor hereby acknowledges and agrees that the request to perform the guarantee obligations hereunder by the Lenders and the Agent shall be made pursuant to the Loan Agreement (including, without limitation, Article 14 of the Loan Agreement).

5.	The Guarantor hereby represents and warrants to each of the Lenders and the Agent that on the date hereof:

(i)	it has the full legal capacity and power to enter into this Agreement and to exercise its rights and perform its obligations hereunder;

(ii)
it has taken all necessary corporate action required by Law and its constitutional documents or any other internal rules to authorize its entry into this Agreement and exercise of its rights and performance of its obligations hereunder;

(iii)
the execution and delivery of this Agreement and the performance of obligations by the Guarantor hereunder are within the corporate (or other organizational) powers of the Guarantor and do not conflict with:

(x)	its constitutional documents or any laws binding on it or its assets; or

(y)	any material contract or deed binding on it or any of its assets, where such conflict would have a material adverse effect on the continuation of its business;

(iv)
all governmental permits, licenses and other legal procedures required to be obtained by the Guarantor for it to enter into this Agreement and perform the obligations hereunder have been duly and properly obtained and completed, except where the failure to obtain the same would not reasonably be expected to have a material adverse effect on the continuation of its business or the performance of its obligations under this Agreement;

(v)	the obligations to be assumed by the Guarantor in this Agreement are not, by their terms, expressly subordinated to any other unsecured indebtedness of the Guarantor; and

(vi)
when executed, this Agreement constitutes legal, valid and binding obligations of the Guarantor and is enforceable against the Guarantor, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.
The Guarantor hereby agrees that, to the maximum extent permitted by applicable law, the obligations of the Guarantor herein shall not in any way be reduced, discharged or otherwise adversely affected by:

(a)	any intermediate payment, settlement of account or discharge in whole or in part of the Borrower’s Liabilities;

(b)	any act or omission by the Lenders or any other person in taking up, perfecting or enforcing any security, indemnity, or guarantee from or against the Borrower or any other person;

(c)	any termination, amendment, variation, novation, replacement or supplement of or to any of the Borrower’s Liabilities, except for payment in full of the Borrower’s Liabilities;

(d)	any grant of time, indulgence, waiver or concession to the Borrower or any other person;

(e)
any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or security held from, the Borrower or any other person in connection with the Borrower’s Liabilities; or

(f)
any insolvency, bankruptcy, liquidation, administration, winding up, corporate rehabilitation, civil reorganization, any change in the constitution of the Borrower, or other similar proceedings of the Borrower or any other event.

7.
The Guarantor hereby agrees that, in the case where the Loan Agreement is amended in accordance with Article 26 and/or other provisions of the Loan Agreement, the Guarantor shall be bound by, and have obligations under, such amended Loan Agreement.

8.
The Guarantor hereby acknowledges and agrees that the Guarantor’s Liabilities and obligations hereunder shall continue and survive until all of the Borrower’s present and future obligations to the Lenders under the Loan Agreement have been paid in full and the Lenders’ lending obligations to the Borrower under the Loan Agreement have been terminated.

9.
All of the Guarantor’s obligations under this Agreement for payment will be paid in lawful currency of Japan and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower’s Liabilities, or the rights of any Lender or the Agent with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower’s Liabilities. If any claim arising under or related to this Agreement is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currency in which the Borrower’s Liabilities are denominated or the currency payable hereunder (the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Agent in the place of the Agent’s choice at or about 8:00 a.m. on the date for determination specified above. The Guarantor shall indemnify the Agent and each Lender and hold the Agent and each Lender harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor or any failure of the amount of any such judgment to be calculated as provided in this Section.

10.	The contact information of the Guarantor set forth in Schedule 1 attached to the Loan Agreement shall be as follows:

Corporate Name	KEMET Corporation
Address & Contact Information
KEMET Tower
One East Broward Blvd., 2nd Floor
Fort Lauderdale, Florida 33301 USA
Attention: R. James Assaf
Telecopier No.: (954) 766-2817
Email: JamieAssaf@kemet.com

with a copy to:

Jenner & Block LLP
353 N. Clark Street Chicago, IL 60654
Attention: H. Kurt von Moltke
Telecopier No.: (312) 527-0484
Email: KvonMoltke@jenner.com

11.
This Agreement shall be governed by, and construed in accordance with, the laws of Japan. The Tokyo District Court shall be the court of non-exclusive jurisdiction for the first instance over any lawsuits regarding any rights or obligations arising from or under this Agreement.

12.
This Agreement shall be prepared in the English language, and the English language version shall be deemed to be the original. Any translation for this Agreement shall be for the reference purpose only.

Yours faithfully
[Signature page follows.]

Joint Guarantee Agreement (USA (KEMET Corporation))

The Guarantor

KEMET Corporation

One East Broward Boulevard
Suite 200
Fort Lauderdale, FL 33301

By: ______________________________________
Name: William M. Lowe, Jr.
Title: Executive Vice President and
Chief Financial Officer

Attachment 5-3

Form of Guarantee Letter

This Guarantee Letter shall be in the form separately agreed by the Borrower and the Lenders.

Attachment 6
Real Estate

Attachment 7
Lawsuit, Arbitration, Administrative Procedure, etc.

Attachment 8
Existing Security Interests and Guarantees etc.

Attachment 9
Permitted ICL Balances

1.	TOKIN EMC Engineering Co., Ltd.

No.	Title of Agreement	Term / Maturity date	Balance
1	Agreement relating to Loans and Deposits	September 14, 2019	JPY 64,080,150

2.	TOKIN Europe GmbH

No.	Title of Agreement	Term / Maturity date	Balance
1	Individual Agreement	April 11, 2019	EUR 500,000.00

Attachment 10

Calculation Method for Consolidated Net Leverage Ratio, Consolidated Operating Profit and Consolidated Net Assets of Borrower Parent Company

Note: All amounts shall be as reported on the Borrower Parent Company audited financial statements which are submitted to the Agent and All Lenders pursuant to this Agreement by referring to the applicable entry from the face of the audited financial statements in US$ Any amounts not reflected on the face of the audited financial statements shall be as reported in the Borrower Parent Company public filings with the US SEC, or in the reports or releases issued by the Borrower Parent Company to its stockholders. All amounts will, to the extent applicable, be calculated in accordance with US GAAP as in effect on the date of the Loan Agreement, consistently applied. To the extent an item is a non-GAAP item or calculation, it shall be as reported by Borrower Parent Company as described in this Note. In all cases, the consolidated effect of the acquisition of treasury shares and payment of dividend by Borrower during the fiscal year ending March 31, 2018, shall be excluded from the calculations below for all determination periods.

"Consolidated Net Leverage Ratio" shall mean (i) Debt minus (ii) Cash and cash equivalents divided by (iii) EBITDA.

"Debt” shall mean the sum of (i) Long-term debt, (ii) Current portion of long-term debt, and (iii) Short-term debt. In determining the amount of the debt represented by the Loan Agreement, the outstanding actual balance shall be converted into US$ on the date of determination by reference to the actual exchange rate in effect on the date the Loan was first made, not the date of determination, as published in the Wall Street Journal, US edition.

"EBITDA" shall mean "Adjusted EBITDA" as reported in the Borrower Parent Company Annual Report on Form 10-K, and shall generally mean (i) Net Income (loss) plus (ii) Income tax expense, (iii) Interest expense, (iv) Depreciation and amortization, (v) Equity (income) loss from equity method of reporting, (vi) Acquisition (gain) loss, (vii) (Gain) loss on write down and disposal of long-lived assets, (viii) ERP integration costs/IT transition costs, (ix) Stock-based compensation, (x) Restructuring charges, (xi) Legal expenses/fines related to antitrust class actions, (xii) Net foreign exchange (gain) loss, (xiii) Plant start-up costs, (xiv) Plant shut-down costs, (xv) (Gain) loss on early extinguishment of debt. The actual category of add-backs may vary from period to period.

"Consolidated Net Assets" shall mean Total stockholder’s equity (without regard to the exchange adjustment account) as reported in the Borrower Parent Company Annual Report on Form 10-K.

"Consolidated Operating Profit' shall mean "Adjusted Operating Income (Loss) as reported in the Borrower Parent Company Annual Report on Form 10-K, and shall generally mean (i)Operating Income (loss) (US GAAP) plus extraordinary items that were included in the calculation of Operating Income (loss) (US GAAP) such as (a) ERP Integration/IT transition costs, (b) Stock-based compensation expense, (c) Legal expense/fines related to antitrust class actions, (d) loss on write down and disposal of longlived assets, (e) Plant start-up costs and (f) restructuring charges. The actual category of add-backs may vary from period to period. The effect of any foreign currency changes to the extent reflected in the determination of tConsolidated shall be excluded in each determination period.

Attachment 11

Calculation Method for Borrower EBITDA

Operating profit
(+)	Depreciation expenses (including depreciation expenses for lease) (limited to those deducted from operating profit)
(+)	Amortization expenses regarding goodwill (limited to those deducted from operating profit)
(+)	Other amortization expenses
(-)	Payments to lease obligations (limited to those added to operating profit)
Total	EBITDA
Note 1: The figure shall be calculated based on the last twelve months from the reference date for the calculation